CONFORMED COPY










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                    AMENDED AND RESTATED CREDIT AGREEMENT



                          Dated as of March 10, 1995
                As Amended and Restated as of December 4, 1996


                                    among



                              ETHAN ALLEN INC.,

                                 as Borrower,


                         ETHAN ALLEN INTERIORS INC.,


                          THE LENDERS NAMED HEREIN,



                                     and



                          THE CHASE MANHATTAN BANK,

                as Administrative Agent, Collateral Agent, and
                              Swingline Lender.














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













                               TABLE OF CONTENTS


                                                                          Page

I.  DEFINITIONS............................................................ 2


SECTION 1.01. Defined Terms................................................ 2
SECTION 1.02. Terms Generally..............................................18


II.  THE CREDITS...........................................................18

SECTION 2.01. Commitments..................................................18
SECTION 2.02. Loans........................................................18
SECTION 2.03. Borrowing Procedure; Interest Rate Elections.................20
SECTION 2.04. Evidence of Debt; Repayment of Loans.........................21
SECTION 2.05. Fees.........................................................22
SECTION 2.06. Interest on Loans............................................23
SECTION 2.07. Default Interest.............................................23
SECTION 2.08. Alternate Rate of Interest...................................23
SECTION 2.09. Termination and Reduction of Commitments.....................24
SECTION 2.10. Prepayment...................................................24
SECTION 2.11. Reserve Requirements; Change in Circumstances................25
SECTION 2.12. Change in Legality...........................................26
SECTION 2.13. Indemnity....................................................27
SECTION 2.14. Pro Rata Treatment...........................................27
SECTION 2.15. Sharing of Set Offs..........................................27
SECTION 2.16. Payments.....................................................28
SECTION 2.17. Taxes........................................................28
SECTION 2.18. Assignment of Commitments Under Certain
                Circumstances..............................................33
SECTION 2.19. Swingline Loans..............................................32
SECTION 2.20. Letters of Credit............................................33


III.  REPRESENTATIONS AND WARRANTIES.......................................37

SECTION 3.01. Organization; Powers.........................................37
SECTION 3.02. Authorization................................................37
SECTION 3.03. Enforceability...............................................38
SECTION 3.04. Governmental Approvals.......................................38
SECTION 3.05. Financial Statements.........................................38
SECTION 3.06. No Material Adverse Change...................................38
SECTION 3.07. Title to Properties; Possession Under Leases.................38
SECTION 3.08. Subsidiaries.................................................38
SECTION 3.09. Litigation; Compliance with Laws.............................38
SECTION 3.10. Agreements...................................................39
SECTION 3.11. Federal Reserve Regulations..................................39
SECTION 3.12. Investment Company Act;  Public Utility Holding
                Company Act................................................39
SECTION 3.13. Use of Proceeds..............................................39
SECTION 3.14. Tax Returns..................................................39
SECTION 3.15. No Material Misstatements....................................40
SECTION 3.16. Employee Benefit Plans.......................................40
SECTION 3.17. Environmental Matters........................................40
SECTION 3.18. Insurance....................................................41
SECTION 3.19. Security Documents ..........................................41
SECTION 3.20. Location of Real Property....................................41
SECTION 3.21. Labor Matters................................................41
SECTION 3.22. Patents, Trademarks, etc.....................................42

IV.  CONDITIONS............................................................42

SECTION 4.01. All Credit Events............................................43
SECTION 4.02. Effectiveness................................................43


V.  AFFIRMATIVE COVENANTS..................................................43

SECTION 5.01. Existence; Businesses and  Properties........................43
SECTION 5.02. Insurance....................................................44
SECTION 5.03. Obligations and Taxes........................................45
SECTION 5.04. Financial Statements, Reports, etc...........................45
SECTION 5.05. Litigation and Other Notices.................................47
SECTION 5.06. Employee Benefits............................................47
SECTION 5.07. Maintaining Records; Access to Properties and
                Inspections................................................48
SECTION 5.08. Use of Proceeds..............................................48
SECTION 5.09. Further Assurances...........................................48
SECTION 5.10. Environmental Matters........................................49

VI.  NEGATIVE COVENANTS....................................................49

SECTION 6.01. Indebtedness.................................................49
SECTION 6.02. Liens........................................................51
SECTION 6.03. Sale and Lease-Back Transactions.............................52
SECTION 6.04. Investments, Loans and Advances; Certain
                Acquisitions...............................................53
SECTION 6.05. Mergers, Consolidations and Sales of Assets..................55
SECTION 6.06. Transactions with Stockholders and Affiliates................56
SECTION 6.07. Business of Holdings, Borrower and Subsidiaries..............56
SECTION 6.08. Restricted Payments..........................................56
SECTION 6.09. Limitations Regarding Senior Notes...........................57
SECTION 6.10. Amendment of Constituent Documents...........................58
SECTION 6.11. Subsidiaries.................................................58
SECTION 6.12. Consolidated Net Worth.......................................58
SECTION 6.13. Consolidated Fixed Charge Coverage Ratio.....................58
SECTION 6.14. Leverage Ratio...............................................58
SECTION 6.15. Fiscal Year..................................................58
SECTION 6.16. Limitations Regarding Capital Stock..........................58

VII.  EVENTS OF DEFAULT....................................................59

VIII. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT....................62

IX.   MISCELLANEOUS........................................................64

SECTION 9.01. Notices......................................................64
SECTION 9.02. Survival of Agreement........................................65
SECTION 9.03. Binding Effect...............................................65
SECTION 9.04. Successors and Assigns.......................................65
SECTION 9.05. Expenses; Indemnity..........................................68
SECTION 9.06. Right of Setoff..............................................69
SECTION 9.07. Applicable Law...............................................69
SECTION 9.08. Waivers; Amendment...........................................69
SECTION 9.09. Interest Rate Limitation.....................................70
SECTION 9.10. Entire Agreement.............................................70
SECTION 9.11. Waiver of Jury Trial.........................................71
SECTION 9.12. Severability.................................................71
SECTION 9.13. Counterparts.................................................71
SECTION 9.14. Headings.....................................................71
SECTION 9.15. Jurisdiction; Consent to Service of Process..................71
SECTION 9.16. Confidentiality..............................................72
SECTION 9.17. Release of Collateral........................................72
SECTION 9.18. Defaulting Lender............................................73
SECTION 9.19. Release of Mortgages.........................................73

EXHIBITS

Exhibit A    Administrative Questionnaire
Exhibit B    Form of Assignment & Acceptance
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Note

SCHEDULES

Schedule 1.01  Mortgaged Properties
Schedule 2.01  Commitments
Schedule 3.08  Subsidiaries and Excluded Subsidiaries
Schedule 3.09  Litigation
Schedule 3.17  Environmental Matters
Schedule 3.18  Insurance
Schedule 3.20  Real Property
Schedule 6.01  Existing Indebtedness
Schedule 6.02  Existing Liens
Schedule 6.04  Existing  Investments

                        AMENDED AND RESTATED CREDIT  AGREEMENT dated as of March
               10, 1995, as amended and restated as of December 4, 1996, among ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), ETHAN ALLEN INTERIORS INC., a Delaware corporation ("Holdings"), the financial institutions from time to time parties hereto (together with the Swingline Lender (as defined below), the "Lenders"), and THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), and as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


            The Borrower, Holdings, the Original Lenders (such term and each other capitalized term used herein having the meaning set forth in Article I hereof), the Administrative Agent, the Collateral Agent and the Swingline Lender are parties to a Credit Agreement dated as of March 10, 1995, and in effect prior to the effectiveness of this Agreement (the "Original Credit Agreement"). The Borrower and Holdings have requested that the Lenders, the Administrative Agent, the Collateral Agent and the Swingline Lender agree to amend and restate the Original Credit Agreement in order to (i) amend certain provisions therein and (ii) to release and discharge the Mortgaged Properties from the Liens created under the Mortgages. The Lenders, the Administrative Agent, the Collateral Agent and the Swingline Lender are willing to agree to such amendment and restatement of the Original Credit Agreement, subject to the terms and conditions hereinafter set forth.

            The Borrower has requested that the Lenders extend credit in the form of Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $3,000,000. The Borrower has requested the Issuing Bank to issue letters of credit to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries in an aggregate face amount at any time outstanding not to exceed $40,000,000. The proceeds of the Loans are to be used to pay all amounts owing, if any, under the Original Credit Agreement on the Restatement Effective Date and otherwise for working capital and other general corporate purposes (including all proper and legitimate business purposes), and such Letters of Credit are to be used for general corporate purposes.

            The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

            "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Administrative   Questionnaire"   shall   mean  an   Administrative
Questionnaire in the form of Exhibit A.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

            "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Fixed Charge Coverage Ratio" shall mean, at any time, the Consolidated Fixed Charge Coverage Ratio for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04.

            "Applicable Percentage" shall mean, with respect to any Eurodollar Loan, or with respect to the Commitment Fees or L/C Participation Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread" or "Commitment Fee Percentage" or "L/C Fee Percentage", as the case may be, in each case determined as provided below:


                    Eurodollar     Commitment Fee     L/C Fee
                      Spread         Percentage      Percentage
                      ------         ----------      ----------

   Category 1         0.3500%          0.1250%        0.2250%
   ----------

   Category 2         0.4000%          0.1500%        0.2750%
   ----------

   Category 3         0.4500%          0.1875%        0.3250%
   ----------

   Category 4         0.6250%          0.2250%        0.5000%
   ----------

   Category 5         0.7500%          0.2500%        0.6250%
   ----------



During any period that either Moody's or S&P is rating the Obligations, the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth above on the line designated as (i) "Category 1", so long as the Obligations are rated Baa1 or better by Moody's or BBB+ or better by S&P,
(ii) "Category 2", so long as the conditions described in clause (i) above are not satisfied but the Obligations are rated Baa2 or better by Moody's or BBB or better by S&P, (iii) "Category 3", so long as the conditions described in clauses (i) and (ii) above are not satisfied but the Obligations are rated Baa3 or better by Moody's or BBB- or better by S&P, (iv) "Category 4", so long as the conditions described in clauses (i), (ii) and (iii) above are not satisfied but the Obligations are rated Ba1 or better by Moody's or BB+ or better by S&P or
(v)  "Category  5", so long as the  conditions  described in clauses (i),  (ii),
(iii) and (iv) above are not satisfied; provided that if and only if the ratings established by Moody's and S&P shall fall in the same category, then (a) if based on such ratings at the time the "Applicable Percentage" would be determined by reference to "Category 2" but the Applicable Fixed Charge Coverage Ratio at the time is 4.0 to 1.0 or greater, then the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth above on the line designated as "Category 1", (b) if based on such ratings at the time the "Applicable Percentage" would be determined by reference to "Category 3" but the Applicable Fixed Charge Coverage Ratio at the time is 3.5 to 1.0 or greater, then the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth above on the line designated as "Category 2",
(c) if based on such ratings at the time the "Applicable Percentage" would be determined by reference to "Category 4" but the Applicable Fixed Charge Coverage Ratio at the time is 3.0 to 1.0 or greater, then the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth above on the line designated as "Category 3" or (d) if based on such ratings at the time the "Applicable Percentage" would be determined by reference to "Category 5" but the Applicable Fixed Charge Coverage Ratio at the time is 2.75 to 1.0 or greater, then the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth above on the line designated as "Category 4". The "Applicable Percentage" shall be determined by the Administrative Agent and, for purposes of determinations pursuant to the preceding sentence, no rating or change of a rating by Moody's or S&P shall be effective until the Administrative Agent receives notice thereof. The Applicable Fixed Charge Coverage Ratio at any time shall be determined based upon the most recent financial statements delivered to the Administrative Agent pursuant to

Section 5.04 and each change in the "Applicable Percentage" based upon a change in the Applicable Fixed Charge Coverage Ratio shall be effective upon receipt by the Administrative Agent of (i) such financial statements indicating such change and (ii) notice by the Borrower of such change in the "Applicable Percentage" based upon the Applicable Fixed Charge Coverage Ratio; provided that if such financial statements and notice are not delivered to the Administrative Agent by the date that delivery thereof is required by Section 5.04, then the "Applicable Percentage" shall be determined without regard to the Applicable Fixed Charge Coverage Ratio unless and until such financial statements and notice are so delivered. If neither Moody's nor S&P is rating the Obligations, then (A) for a period of 90 days commencing on the date that the Obligations ceased to be so rated, the Borrower and the Lenders shall negotiate in good faith to amend this definition in a manner that will substitute for such ratings financial tests (which may include tests by reference solely to the Borrower's Applicable Fixed Charge Coverage Ratio and Leverage Ratio) for determining the "Applicable Percentage", (B) during such 90-day period, the "Applicable Percentage" shall be the same as that in effect immediately prior to commencement of such period and
(C) if the Borrower and the Lenders fail to agree upon any such amendment within such 90-day period, then upon and after expiration of such 90-day period the "Applicable Percentage" shall be determined by reference to the applicable percentage set forth on the line designated as "Category 5" until such agreement is reached; provided that if at any time, whether during or after expiration of any such 90-day period, the Borrower arranges for Moody's or S&P to commence rating the Obligations, then the "Applicable Percentage" shall be determined based upon any such rating or ratings so obtained (and the Applicable Fixed Charge Coverage Ratio) as provided above so long as a rating is available.

            "Assessment Rate" shall mean for any date the annual rate (rounded, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

            "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

            "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

            "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by the United States or any agency or instrumentality thereof, (b) certificates of deposit, banker's acceptances and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case of any commercial bank having a long-term unsecured debt rating of at least "A" by S&P or "A2" by Moody's, (c) repurchase obligations with a term of not more than twelve days for underlying securities of the types described in clauses (a) and
(b) above entered into with any of the Lenders and (d) commercial paper of a domestic issuer with maturities of one year or less rated at least A-1 by S&P or P-1 by Moody's; (e) commercial paper of any bank or other financial institution meeting the qualifications in clause (b) above; and (f) investments in money market funds, substantially all assets of which comprise securities of the types described in clauses (a) through (e) above.

            A "Change in Control" shall be deemed to have occurred if (a) Holdings shall cease to own 100% of the capital stock of the Borrower, (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time have been occupied by persons who were neither (i) nominated by the board of directors of Holdings, nor (ii) appointed by directors so nominated; (d) any person or group shall otherwise directly or indirectly Control Holdings; or (e) any "change of control" or similar event shall occur under the Senior Note Documents.

            "Closing Date" shall mean the date on which the Original Credit Agreement became effective in accordance with Section 4.02 thereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document.

            "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Commitment and, with respect to the Issuing Bank, its L/C Commitment.

            "Commitment  Fee" shall have the  meaning  assigned  to such term in
Section 2.05(a).

            "Consolidated Capital Expenditures" shall mean, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and its consolidated Subsidiaries during such period that, in conformity with GAAP, should be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries; provided that "Consolidated Capital Expenditures" shall not include (i) any of the foregoing expenditures to the extent made with the proceeds from property or casualty insurance or compensation with respect to eminent domain or condemnation proceedings or (ii) any of the foregoing expenditures to the extent constituting an acquisition made in reliance upon clause (b) of Section 6.04; plus (b) the aggregate of all payments of Capital Lease Obligations during such period (except to the extent allocable to interest).

            "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, before giving effect to any extraordinary gains or losses or any gains or losses resulting from sales of assets (other than sales of inventory in the ordinary course of business), plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income tax expense (whether paid or deferred), (b) Consolidated

Interest Expense, (c) depreciation and amortization and (d) any non-cash charges resulting from any restructuring or consolidation of operations or any grant, exercise or cancellation of stock options or warrants.

            "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Rental Expense minus (iii) Consolidated Capital Expenditures to (b) the sum of (i) Consolidated Interest Expense plus (ii) Rental Expense, in each case for such period.

            "Consolidated Interest Expense" shall mean, for any period, the gross consolidated interest expense of the Borrower for such period determined on a consolidated basis in accordance with GAAP, and including, to the extent not otherwise included, Capital Lease Obligations (to the extent allocable to interest) and all commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptances and the net costs (i.e. costs minus benefits) under interest rate protection agreements and other interest hedging arrangements, but excluding amortization of deferred financing costs to the extent otherwise included.

            "Consolidated Net Income" shall mean, for any period, the consolidated net income or loss of the Borrower for such period determined on a consolidated basis in accordance with GAAP; provided, however, that (a) there shall be deducted any dividends paid to Holdings pursuant to Section 6.08 (other than dividends paid to repay loans made by the Borrower to Holdings as contemplated thereby) and any loans made to Holdings for the purposes set forth therein, to the extent that the proceeds thereof are used in a manner that would result in (or has resulted in) a deduction in calculating the net income or loss of Holdings and is not otherwise deducted in calculating the consolidated net income or loss of the Borrower, and (b) there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period and except that the Borrower's interest in EA-JB Properties, Inc. may be recognized on an equity basis, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "Consolidated Net Worth" shall mean, as of any date of determination, the consolidated stockholders' equity of the Borrower determined on a consolidated basis in accordance with GAAP, less treasury stock, if any, and less the amount of any Indebtedness of Holdings to the Borrower included as an asset of the Borrower in determining such consolidated stockholders' equity, plus the aggregate amount of non-cash charges resulting from the grant, exercise or cancellation of stock options or warrants, to the extent such non-cash charges were deducted in calculating the consolidated net income of the Borrower for any period subsequent to June 30, 1996, and prior to such date of determination.

            "Consolidated   Total   Assets"  shall  mean,  as  of  any  date  of
determination, the total assets which would properly be classified as consolidated assets of the Borrower and its Subsidiaries at such date in accordance with GAAP.

            "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness (excluding (a) Guarantees of Indebtedness, to the extent the Guaranteed Indebtedness is already included, (b) Indebtedness of the type described in clause (i) of the definition of the term Indebtedness and
(c) to the extent such Indebtedness is contingent in nature, Indebtedness of the type described in clause (j) of the definition of the term Indebtedness) of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Credit  Event"  shall  have the  meaning  assigned  to such term in
Section 4.01.

            "Dealer Notes" shall mean all promissory notes held by the Borrower representing loans or advances to its dealers which are made in accordance with the past business practices of the Borrower, made in accordance with its standard credit procedures and made for the purpose of financing (i) dealer inventories in connection with the opening or expanding of a new Store, (ii) the purchase by the dealer of a Store, (iii) dealer capital improvement and leasehold improvements, or (iv) the conversion (on a secured basis) of accounts receivable and services sold to dealers from open accounts receivable.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Designated Payment" shall mean any amount that is required to be treated as a "Designated Payment" by any provision of this Agreement.

            "Designated Payment Amount" shall mean, at any time, an amount equal to the excess, if any, of (a) 50% of Consolidated Net Income (excluding extraordinary gains and any gains or losses resulting from sales of assets, other than sales of inventory in the ordinary course of business) for the period of eight consecutive fiscal quarters (or shorter period commencing on January 1, 1994) most recently ended, treated as a single accounting period, minus (b) the sum of all Designated Payments made during the period referred to in clause (a) above (excluding any Designated Payments made in respect of Consolidated Net Income for a previous period, it being understood that, for purposes of this exclusion, each Designated Payment shall be considered made in reliance upon Consolidated Net Income for the earliest quarterly period included pursuant to clause (a) at the time such Designated Payment is made, to the extent not relied upon for previous Designated Payments). For purposes of calculating the Designated Payment Amount, Consolidated Net Income shall be adjusted to exclude any gains or losses resulting from the payment of Designated Payments.

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

            "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material;
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

            "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any

Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

            "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

            "Eurodollar   Borrowing"   shall  mean  a  Borrowing   comprised  of
Eurodollar Loans.

            "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default"  shall have the meaning  assigned to such term in
Article VII.

            "Excluded Subsidiary" shall mean, at any time, any Subsidiary of the Borrower identified on Schedule 3.08 as an "Excluded Subsidiary" and that has not ceased to be an "Excluded Subsidiary" as provided below; provided that such Subsidiary (a) does not own, lease, license or hold any assets or properties, (including patents, trademarks, trade names and other intellectual property) other than such as are not used or useful in the businesses conducted by the Borrower and its other Subsidiaries, and in any event such assets and properties do not, in the aggregate (for all Subsidiaries that are treated as "Excluded Subsidiaries"), have a fair market value in excess of $1,000,000, (b) did not, during the period of four consecutive fiscal quarters of the Borrower ended on the most recent date for which quarterly or annual financial statements of Holdings are available, have revenues that, together with the revenues of all other Subsidiaries that are treated as "Excluded Subsidiaries", accounted for more than 3% of the consolidated revenues of the Borrower and its Subsidiaries during such period, and (c) does not have any Indebtedness or any other material liabilities. At any time the Borrower may, and shall if one or more Excluded Subsidiaries fail to satisfy one or more of the conditions described in clauses
(a) through (d) above, notify the Administrative Agent that one or more Excluded Subsidiaries shall cease to constitute an "Excluded Subsidiary", whereupon such Subsidiary or Subsidiaries shall cease to constitute an "Excluded Subsidiary" for all purposes hereof. The Borrower may not designate any Subsidiary that is not an Excluded Subsidiary as an Excluded Subsidiary.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Issuing Bank Fees.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation, and the Assistant Treasurer and Assistant Controller for the purpose of giving notice pursuant to Sections 2.03, 2.10, 2.19 and 2.20.

            "Foreign Subsidiary" shall mean any Subsidiary organized outside of the United States.

            "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreement " shall mean the Guarantee Agreement dated as of March 10, 1995, among the Guarantors and the Administrative Agent.

            "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

            "Hazardous Materials" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary or customary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Rate Protection Agreements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

            "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of March 10, 1995, among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

            "Information Memorandum" shall mean the confidential information memorandum, dated as of November, 1996, prepared by the Borrower and distributed by the Administrative Agent to the Lenders.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, any date on which such Loan shall be changed to a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or (if available, as determined by the Administrative Agent and the Lenders) 9 or 12 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.10(b); provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Issuing Bank" shall mean, as the context may require, (a) The Chase Manhattan Bank or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.20(i) or 2.20(k), with respect to Letters of Credit issued by such Lender.

            "Issuing Bank Fees" shall have the meaning  assigned to such term in
Section 2.05(c).

            "Kathwari Employment Agreement" shall mean the employment agreement dated as of July 27, 1994, among Holdings, the Borrower and Mr. Kathwari.

            "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

            "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

            "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

            "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

            "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.20.

            "Leverage Ratio" shall mean, on any date, the ratio of (a) Consolidated Total Debt to (b) the sum of (i) Consolidated Total Debt and (ii) Consolidated Net Worth, in each case as of such date.

            "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded, if necessary, to the next 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement and the Notes, if any.

            "Loan Parties" shall mean the Borrower and the Guarantors.

            "Loans" shall mean the Revolving Loans and the Swingline Loans.

            "Margin Stock" shall have the meaning assigned to such term in Regulation U.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, or the Borrower, or the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

            "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

            "Mortgaged  Properties" shall mean the real properties  specified on
Schedule 1.01 and improvements thereto and equipment located at such properties.

            "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents previously delivered to the Collateral Agent creating a Lien on the Mortgaged Properties in connection with the Original Credit Agreement.

            "Multiemployer  Plan" shall mean a multiemployer  plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Non Wholly Owned Subsidiary" shall mean a Subsidiary that is not a Wholly Owned Subsidiary.

            "Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit D.

            "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

            "Original Credit Agreement" shall have the meaning ascribed thereto in the preamble to this Agreement.

            "Original Lenders" shall mean the "Lenders" under, and as defined in, the Original Credit Agreement immediately prior to the effectiveness of this Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

            "Permitted Receivables Facility" shall mean (a) the receivables financing arrangement existing under the Monogram Credit Card Bank of Georgia Program Agreement dated as of November 9, 1993, between Monogram Credit Card Bank of Georgia and the Borrower, as in effect on the date hereof, and as amended or modified after the date hereof with the prior written consent of the Required Lenders; (b) any successor retail receivables financing arrangement entered into by the Borrower pursuant to documentation reasonably satisfactory to the Required Lenders and on terms and conditions that are either (i) no less favorable to the Borrower than those of the predecessor arrangement that is being replaced or (ii) satisfactory to the Required Lenders; provided, however, that, if the Borrower delivers to the Lenders documentation with respect to any amendment, modification or replacement of a Permitted Receivables Facility, any Lender that fails to notify the Borrower in writing of any objection to such amendment, modification or replacement within 10 Business Days after its receipt thereof shall be deemed to have consented to and approved of such documentation and the terms and conditions set forth therein; and (c) any other retail receivables financing arrangement that (i) applies only to receivables from retail customers, (ii) provides for a "true" sale of such receivables without recourse to Holdings, the Borrower or any Subsidiary, except for obligations of the Borrower to repurchase such receivables on terms and conditions (including the circumstances in which such repurchases may be required) no less favorable to the Borrower than those of the arrangement referred to in clause (a) above,
(iii) does not impose any financial covenants upon Holdings, the Borrower or any Subsidiary, or any other covenants or obligations materially more burdensome than those contained in the arrangement referred to in clause (a) above, and
(iv) is conducted pursuant to documentation delivered to the Lenders at least 10 Business Days before such arrangement is implemented. Any Permitted Receivables Facility shall continue to be a Permitted Receivables Facility after any amendment or modification thereto and without the consent of the Required Lenders if after giving effect to such amendment or modification the arrangement
(i) is no less favorable to the Borrower than prior to giving effect to such amendment or modification and (ii) does not adversely affect the rights or interests of the Lenders.

            "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of any property which property is then leased back to the respective seller; provided that (a) such sale shall be made for fair market value (as determined by the Borrower in good faith), (b) the consideration for such sale shall consist entirely of cash consideration, (c) if such transaction results in Indebtedness (including any Capital Lease Obligation), such Indebtedness is permitted under Section 6.01, (d) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such transaction and (e) the resulting lease provides for substantially equal payments during each one-year period during the term of such lease except that a balloon payment shall be permitted at the end of the lease term) and (i) with a minimum term of at least seven years, in the case of real property and improvements thereto, or (ii) with a minimum term of at least three years, in the case of personal property.

            "Person" or "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

            "Pledge Agreement" shall mean the Pledge Agreement dated as of March 10, 1995, among Holdings, the Borrower, the Subsidiaries party thereto and the Collateral Agent.

            "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

            "Rate Protection Agreements" shall mean interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements and other interest or currency exchange rate or commodity price hedging arrangements.

            "Register"  shall  have  the  meaning  given  such  term in  Section
9.04(d).

            "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

            "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

            "Rental Expense" shall mean, for any period, all payment obligations of Borrower and its consolidated Subsidiaries accrued during such period under agreements for rent, lease, hire or use of any real or personal property, including obligations in the nature of operating leases but excluding Capital Lease Obligations.

            "Reportable  Event"  shall mean any  reportable  event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

            "Required Lenders" shall mean, at any time, Lenders having Revolving Credit Exposure and unused Revolving Credit Commitments representing in excess of 50% of the sum of the Aggregate Revolving Credit Exposure and unused Revolving Credit Commitments at such time.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "Restatement Effective Date" shall mean the date on which this Agreement becomes effective in accordance with Section 4.02.

            "Restricted Payment" shall have the meaning assigned to such term in
Section 6.08.

            "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

            "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04. The parties hereto acknowledge that the Revolving Credit Commitments set forth in Schedule 2.01 are, in some respects, different than those previously in effect under the Original Credit Agreement and, as of the Restatement Effective Date, Schedule
2.01 shall apply and the Lenders shall be released from their Revolving Credit Commitments under the Original Credit Agreement to the extent inconsistent with
Schedule 2.01. For purposes of determining each Lender's L/C Exposure, each Letter of Credit, if any, outstanding as of the Restatement Effective Date shall be deemed to have been issued on the Restatement Effective Date.

            "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

            "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

            "Revolving Credit Maturity Date" shall mean March 10, 2000.

            "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

            "S&P" shall mean Standard & Poor's Ratings Group and its successors.

            "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

            "Security Agreement" shall mean the Security Agreement dated as of March 10, 1995, among the Borrower, the Subsidiaries party thereto and the Collateral Agent.

            "Security Documents" shall mean the Security Agreement, the Pledge Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to
Section 5.09.

            "Senior Notes" shall mean the Borrower's $75,000,000 original aggregate principal amount of 8-3/4% Senior Notes due 2001, as amended, supplemented or otherwise modified.

            "Senior Note Documents" shall mean the Senior Notes, the Senior Note Indenture and all other documents and agreements entered into in connection therewith, in each case as amended, supplemented or otherwise modified.

            "Senior Note Indenture" shall mean the Indenture, dated as of March 11, 1993, between the Borrower and The First National Bank of Boston, as Trustee, as amended, supplemented or otherwise modified.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other Funding Office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Store" shall mean any retail store used by the Borrower in its furniture retail network.

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" shall mean any subsidiary of the Borrower.

            "Subsidiary Guarantor" shall mean each Subsidiary that is or becomes a party to a Guarantee Agreement.

            "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.19, as the same may be reduced from time to time pursuant to Section 2.09.

            "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

            "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.19.

            "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

            "Transactions"  shall  have the  meaning  assigned  to such  term in
Section 3.02.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Wholly  Owned   Subsidiary"   shall  mean  a  Subsidiary  of  which
securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity, including 100% of the ordinary voting power, are, at the time any determination is being made, owned by the Borrower, either directly or indirectly through other Subsidiaries that satisfy the requirements of this definition.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


ARTICLE II.  THE CREDITS

            SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in
(i) such Lender's Revolving Credit Exposure exceeding (ii) such Lender's Revolving Credit Commitment.

            Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Restatement Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

            SECTION 2.02. Loans. (a) Each Loan (other than a Swingline Loan, as to which this Section 2.02 shall not apply) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) not less than $500,000 and is an integral multiple of $100,000, in the case of an ABR Borrowing, (ii) not less than $500,000 and is an integral multiple of $500,000, in the case of a Eurodollar Borrowing, or (iii) equal to the remaining available balance of the Revolving Credit Commitments.

            (b) Subject to Sections 2.08 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. Nothing in this paragraph shall be construed to relieve any Lender of its obligation to make Loans hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

            (f) If the Issuing Bank shall not have received from the Borrower any payment required to be made under Section 2.20(e) by the time such payment is required to be made, then, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.20(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the applicable rate per annum under Section 2.20(h), without duplication and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate. If (i) the Revolving Credit Lenders make the payments required pursuant to this paragraph (f) in respect of any L/C Disbursement, (ii) the Borrower notifies the Administrative Agent in accordance with Section 2.20(e) that all or any portion of such payments should be financed with ABR Loans, specifying the amount thereof to be so financed, (iii) the amount so specified is not less than $500,000 and is an integral multiple of $100,000, and
(iv) the conditions to Borrowing set forth in Section 4.01 are satisfied at the time, then the amount of such payments so specified shall constitute ABR Loans made on the date such payments were made for all purposes hereof and the Administrative Agent shall promptly advise the Lenders thereof.

            (g) Any Borrowing made on the Restatement Effective Date shall be made as an ABR Borrowing.

            SECTION 2.03. Borrowing Procedure; Interest Rate Elections. (a) In order to request a Borrowing (other than a Swingline Loan, as to which this Section 2.03 shall not apply), the Borrower shall give to the Administrative Agent telephonic notice of the contents of its Borrowing Request (promptly confirmed by hand delivery or telecopy notice to the Administrative Agent of a duly completed Borrowing Request substantially in the form of Exhibit C) (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Restatement Effective Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business
Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

            (b) The Revolving Loans included in any Revolving Credit Borrowing shall initially be of the Type and have the Interest Period determined as provided in paragraph (a) above. Thereafter, the Borrower may from time to time elect to change or continue the Type of all or a portion of the Loans included in such Borrowing, as follows:

            (i) if such Loans are ABR Loans, the Borrower may elect to change such Loans to Eurodollar Loans; or

            (ii) if such Loans are Eurodollar Loans, the Borrower may elect to change such Loans to ABR Loans or to continue such Loans as Eurodollar Loans for an additional Interest Period.

Each such election shall be made by delivering a notice to the Administrative Agent at the time and in the manner applicable to a Borrowing Request under paragraph (a) above, and specifying the information required to be specified in such a Borrowing Request, and the contents thereof shall be communicated by the Administrative Agent to the Lenders, in each case as though the Loans resulting from such election were being advanced as a Borrowing on the date such election is to become effective. In any event (i) the Borrower may not elect to change or continue any Eurodollar Loans except pursuant to an election that is effective on the last day of the Interest Period applicable thereto, (ii) each Borrowing resulting from any such election (including each separate Borrowing resulting from an election that applies to a portion of the Loans included in a Borrowing) shall comply with the requirements set forth in Section 2.02, and (iii) if any election applies to a portion of the Loans included in a Borrowing, such portion shall be allocated ratably among the Loans included in such Borrowing. If the Borrower shall not have delivered a notice in accordance with this paragraph prior to 11:00 a.m., New York City time, three Business Days before the last day of the Interest Period then in effect for any Borrowing, then, except to the extent that the Borrower is required to repay or elects to prepay such Borrowing in accordance with Section 2.04 or 2.10, the Loans included in such Borrowing shall be converted into or continued as ABR Loans on the last day of such Interest Period then if effect.

            SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Revolving Loan and Swingline Loan shall be payable on the Revolving Credit Maturity Date. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded, absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note payable to such Lender and its registered assigns, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

            SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Restatement Effective Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Restatement Effective Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.14 as a result of outstanding Swingline Loans.

            (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to between the Borrower and the Administrative Agent at the time so agreed to be payable (the "Administrative Agent Fees").

            (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") equal to the Applicable Percentage per annum on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Restatement Effective Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated) and
(ii) to the Issuing Bank with respect to each Letter of Credit, on the last day of March, June, September and December in each year and on the date on which the L/C Commitment of such Issuing Bank shall be terminated as provided herein, a fee equal to 0.125% per annum (or such other rate as the Borrower and such Issuing Bank may agree) on the aggregate face amount of such Letter of Credit during the preceding quarter (or shorter period commencing with the date of issuance of such Letter of Credit or ending with the expiration or termination such Letter of Credit) plus, in connection with the issuance, amendment, extension, renewal or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06.  Interest on Loans.  (a) Subject to the  provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

            (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

            (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus 2.00%.

            SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amount of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.09. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments and the Swingline Commitment shall be automatically terminated on the Revolving Credit Maturity Date.

            (b) Upon at least three Business Days' prior irrevocable telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be terminated at any time that there is any

Revolving Credit Exposure, nor reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

            (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

            SECTION 2.10. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time, on the date three Business Days prior to the prepayment date, in the case of a Eurodollar Borrowing, or one Business Day prior to the prepayment date, in the case of an ABR Borrowing; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $100,000 and not less than $500,000.

            (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

            (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.10 shall be subject to Section 2.13 but without premium or penalty. All prepayments of Loans (other than ABR Loans prepaid pursuant to paragraph (a) of this Section 2.10) under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered. Any Lender or Issuing Bank may utilize reasonable averaging and attribution methods in determining any amount or amounts under this paragraph.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall set forth in reasonable detail the circumstances giving rise to such certificate and the basis for calculation of the amount or amounts for which compensation is required, shall constitute rebuttable presumptive evidence of such amount or amounts and, if not rebutted within five Business Days, shall be conclusive and binding. The Borrower shall pay each Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition which shall have occurred or been imposed.

            (e) Each Lender or Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Lender or Issuing Bank to compensation pursuant to this Section (any such event, a "Compensation Event"). No Lender or Issuing Bank shall be entitled to compensation pursuant to this Section in respect of any Compensation Event for any period of time in excess of 365 days prior to such notice; provided that, if a Compensation Event by its terms is retroactive, such 365-day period shall be increased by the duration of the retroactive effect of such Compensation Event.

            SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon such Lender will not make any further Eurodollar Loans and any request for a Eurodollar Borrowing, shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (or, if a Loan to the Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

            (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.13. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor or (ii) any Eurodollar Loan to be made, continued or converted by such Lender not being made, continued or converted after notice thereof shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan which is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, shall set forth in reasonable detail the basis for such amount or amounts, shall constitute rebuttable presumptive evidence of such amount or amounts and, if not rebutted within five Business Days, shall be conclusive and binding.

            SECTION 2.14. Pro Rata Treatment. Except as required under Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each change of any Borrowing to a Borrowing of another Type shall be allocated pro rata among the Lenders in accordance with their respective Revolving Credit Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole Dollar amount.

            SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.16. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.19(e)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment shall be made in Dollars.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.17. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with
Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes and interest and penalties thereon imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities and interest and penalties thereon, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, mortgage recording taxes and similar fees) and interest and penalties thereon that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

            (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

            (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and necessary out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refund to such Governmental Authority.

            (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

            (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

            (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

            (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan ; provided, however, that this paragraph (h) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or
Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

            (i) Any Lender or Issuing Bank (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender or Issuing Bank (or Transferee), be otherwise disadvantageous to such Lender or Issuing Bank (or Transferee).

            (j) Nothing contained in this Section 2.17 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

            SECTION 2.18. Assignment of Commitments Under Certain Circumstances.
(a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.11, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to
Section 2.17, the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) no Default or Event of Default has occurred and is continuing, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the

Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements and Swingline Loans of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.11 and Section 2.13); provided further that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.11 or notice under Section 2.12 or the amounts paid pursuant to
Section 2.17, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.12, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.11 in respect of such circumstances or event or shall withdraw its notice under
Section 2.12 or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. In the case of any such assignment by an Issuing Bank, such assignment shall not affect the Issuing Bank's rights under this Agreement in respect of any Letters of Credit issued by it that remain outstanding.

            (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.11, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.17, then such Lender or the Issuing Bank shall exercise reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under Section 2.11 or enable it to withdraw its notice pursuant to Section 2.12 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such assignment, delegation and transfer.

            SECTION 2.19. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Restatement Effective Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $3,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is not less than $100,000 and is an integral multiple of $50,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder on and after the Restatement Effective Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

            (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telephonic notice (promptly confirmed by hand delivery or telecopy notice) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline

Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m. on the date such Swingline Loan is so requested to be made.

            (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving telephonic notice (promptly confirmed by hand delivery or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01; provided, however, that partial prepayments shall be in a principal amount that is an integral multiple of $50,000. All principal payments of Swingline Loans pursuant to Section 2.10(b) shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

            (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

            (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans and accrued interest thereon in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans and accrued interest thereon. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans and accrued interest thereon. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of its default in respect of the payment thereof.

            SECTION 2.20. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $40,000,000, and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. Promptly following the end of each month, the Administrative Agent shall notify the Lenders of the L/C Exposure as of the end of such month.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Revolving Credit Maturity Date or, if such Letter of Credit is a commercial letter of credit, the earlier of such date and date 180 days after the date of issuance of such Letter of Credit.

            (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that the foregoing shall not be construed to impose an obligation of the Lenders to reimburse an L/C Disbursement that the Borrower is not required to reimburse due to the gross negligence or wilful misconduct of the Issuing Bank (determined as provided in Section 2.20(f)).

            (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying an amount equal to such L/C Disbursement to the Administrative Agent not later than 12:00 (noon) on the date that such L/C Disbursement is made or, if the Borrower shall have received notice of such L/C Disbursement later than 10:00 a.m., New York City time, on the date that such L/C Disbursement is made, not later than 12:00 (noon), New York City time, on the immediately following Business Day; provided that the Borrower may, to the extent that such L/C Disbursement is not less than $500,000 and is an integral multiple of $100,000 and subject to the conditions to

Borrowing set forth in Section 4.01, request by notice to the Administrative Agent not later than the time that payment would be required as aforesaid that such payment be financed with ABR Loans as contemplated by Section 2.02(f) and, to the extent such payment is so financed with ABR Loans in accordance with
Section 2.02(f), such payment shall not be required to be made by the Borrower under this Section 2.20(e).

            (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder;

provided that the foregoing shall not be construed to impose an obligation upon the Borrower to reimburse the Issuing Bank to the extent that neither the Borrower nor any Subsidiary received any benefit from such L/C Disbursement as a direct result of the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that are on their face in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

            (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full not later than 12:00 (noon), New York City time, on the date that such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date of such L/C Disbursement to but excluding the date of payment at the Alternate Base Rate; provided that to the extent that such L/C Disbursement is not reimbursed by the Borrower prior to 12:00 (noon), New York City time on the third Business Day after the date such L/C Disbursement is made and is not financed with ABR Loans in accordance with Section 2.02(f), then such unpaid amount shall bear interest from and including such third Business Day to but excluding the date of payment as provided in Section 2.07.

            (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may
resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the last sentence of this paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid Issuing Bank Fees. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied

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



as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to any Letter of Credit, such term shall thereafter apply to the Issuing Bank that shall have issued such Letter of Credit.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

            Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

             SECTION 3.01. Organization; Powers. Each of Holdings and the Borrower and each of the Subsidiaries (other than the Excluded Subsidiaries) (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary, other than Liens created pursuant to the Security Documents.

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of Holdings and the Borrower and such Loan Party enforceable against Holdings and the Borrower and such Loan Party in accordance with its terms.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) filings and recordings in connection with the perfection of Liens granted under the Security Documents and (b) such as have been made or obtained and are in full force and effect.

            SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the fiscal year ended June 30, 1996, which consolidated statements were audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and its unaudited consolidated and consolidating balance sheet and statement of operations and consolidated statement of cash flows as of and for the three month period ended September 30, 1996. Such financial statements present fairly the financial condition and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods. Each such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of Holdings on a consolidated basis as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 30, 1996.

            SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

            (b) Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) has complied with all obligations under all material leases to which it is a party as a lessee and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiaries) enjoys peaceful and undisturbed possession under all such material leases.

            SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein. Each Subsidiary that is an "Excluded Subsidiary" satisfies the conditions set forth in the definition of the term "Excluded Subsidiary".

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

            (b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except any such violations or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

            (b) None of Holdings,  the Borrower or any of the Subsidiaries is in
default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

            SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

            SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

            SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

            SECTION 3.15. No Material Misstatements. (a) No factual information, including factual information contained in the Information Memorandum or in any report, financial statement, exhibit or schedule, furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (when considered as a whole with all other factual information so furnished) contained, contains or will contain, as of the date so furnished, any material misstatement of fact or omitted, omits or will omit to state, as of the date so furnished, any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

            (b) All financial projections contained in the Information Memorandum or otherwise furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered pursuant thereto have been and will be prepared in good faith based upon estimates and assumptions believed by management of the Borrower to be reasonable at the time of preparation thereof (except as otherwise disclosed in writing therein), it being understood that projections as to future performance are not to be viewed as facts and that actual results may differ from projected results and such differences may be material.

            SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its ERISA Affiliates taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

            SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

            (a) The soils and groundwater beneath the properties owned or operated by Holdings, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect.

            (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be anticipated to result in a Material Adverse Effect.

            (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect.

            (d) None of Holdings, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be anticipated to result in a Material Adverse Effect, nor do Holdings, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

            SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interests in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person.

            (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

            SECTION 3.20. Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20.

            SECTION 3.21. Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The hours worked by and payment made to employees of Holdings, the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable
Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of its Subsidiaries is a party or by which Holdings, the Borrower or any of its Subsidiaries is bound.

            SECTION 3.22. Patents, Trademarks, etc. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Borrower and its Subsidiaries does not infringe on the rights of any Person. Holdings and the Excluded Subsidiaries do not own or license any such patents, trademarks, trade names, copyrights, technology, know-how or processes, service marks or rights.


ARTICLE IV.  CONDITIONS

            SECTION 4.01. All Credit Events. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are subject to the satisfaction, on the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance of a Letter of Credit (each such event, a "Credit Event"), of each of the following conditions:

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.19(b).

            (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders and the Issuing Bank hereunder are subject to the satisfaction of the following conditions:

            (a) The Administrative Agent shall have received counterparts of this Agreement signed on behalf of Holdings, the Borrower, the Issuing Bank and all the Lenders.

            (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

            (c) The Administrative Agent shall have received all Fees, together with all other fees separately agreed to be payable to the Administrative Agent and the Lenders in connection with the amendment and restatement of the Original Credit Agreement pursuant hereto, and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

            (d) All outstanding Loans, accrued and unpaid interest thereon and accrued and unpaid Fees (other than Administrative Agent Fees) under the Original Credit Agreement shall be paid in full (without prejudice to the Borrower's right to borrow hereunder in order to finance such payment).

            The Administrative Agent shall notify the Borrower and the Lenders when the Restatement Effective Date occurs, and such notice shall be conclusive absent manifest error. Each party hereto hereby acknowledges and confirms that the Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement shall remain in effect on and after the Restatement Effective Date and shall continue to apply to the Obligations. Unless and until the Restatement Effective Date occurs, the Original Credit Agreement shall remain in effect in accordance with its terms and shall not be affected hereby.


ARTICLE V.  AFFIRMATIVE COVENANTS

            Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05 and except that the foregoing shall not apply to Excluded Subsidiaries.

            (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that (A) clauses (i), (ii), and (iv) above shall not apply to Excluded Subsidiaries, (B) the foregoing shall not prevent any transaction expressly permitted under Section 6.05, (C) the foregoing shall not prevent Holdings, the Borrower or any Subsidiary from withdrawing its qualification as a foreign corporation in any jurisdiction and (D) the foregoing clause (i) shall not prevent Holdings, the Borrower or any Subsidiary from taking or failing to take any action respecting any right, license, permit, franchise, authorization, patent, copyright, trademark or trade name determined by it to be in the best interest of the Borrower and the Subsidiaries; provided further that the foregoing clauses (C) and (D) shall not be construed to permit the taking of, or failure to take, any action that could reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

            (b) Cause all such policies relating to any Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds relating to any Collateral otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor. In addition, the policies of general liability insurance shall name the Collateral Agent as an additional insured.

            (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

            (i) neither the Administrative Agent, the Lenders, the Issuing Bank, nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees; and

            (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrower and the other Loan Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

            SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment charge, levy or claim and enforcement of a Lien.

            SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings and the Borrower, furnish to the Administrative Agent and each Lender:

            (a) within 95 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consolidated statements of shareholders' equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited (in the case of such consolidated and consolidating statements) by any "Big 6" accounting firm or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders, and accompanied by an opinion of such accountants (which shall not contain any "going concern" or other materially adverse qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations and consolidated statements of shareholders' equity and cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Holdings on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end reserves, accruals and audit adjustments;

            (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.12, 6.13 and 6.14, (iii) setting forth each Designated Payment made during the most recent fiscal quarter and calculations of the Designated Payment Amount as of the beginning and end of such quarter and (iv) setting forth notice, if applicable, of any change in the Applicable Percentage based upon the Applicable Fixed Charge Coverage Ratio;

            (d) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying (i) whether in connection with its audit examination any Default or Event of Default has come to its attention and, if such event has come to its attention, the nature and extent thereof and (ii) that based on its audit examination and its review of the computations referred to in clause (ii) of paragraph (c) above, nothing has come to its attention that leads it to believe that the information contained in the certificate delivered therewith pursuant to paragraph (c) above is not correct; provided that the requirements of this clause (d) shall be subject to any limitations and qualifications adopted after the date hereof by any professional association or organization or any Governmental Authority, in each case that affects the content of, or ability of accounting firms to deliver, certificates of the type contemplated by this paragraph;

            (e) promptly after the same become publicly available or are filed or distributed, as applicable, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to the holders of the Senior Notes or any other Indebtedness with a then outstanding principal amount of $15,000,000 or more (or any trustee, agent or representative for any such holders) or to Holdings' shareholders, as the case may be;

            (f) within one Business Day after receipt of notice or knowledge thereof, any change (or prospective change) in the rating of the Obligations or the Senior Notes by Moody's or S&P;

            (g) no later than 60 days after the first day of each fiscal year of Holdings, a budget in the form approved by the Board of Directors of Holdings for such fiscal year, and which will be generally in the format of the budget delivered to the Administrative Agent prior to the Closing Date; and

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings and the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION  5.05.   Litigation  and  Other  Notices.   Furnish  to  the
Administrative Agent and each Lender prompt written notice of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which could reasonably be expected to result in a Material Adverse Effect; and

            (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

            SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times (during normal business hours) and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided that any such visitation and inspection rights shall be exercised in a reasonable manner that does not disrupt the business activities of the Borrower and its Subsidiaries.

            SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

            SECTION 5.09.  Further  Assurances.  (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

            (b) Cause each Subsidiary (including any Subsidiary that becomes a Subsidiary after the date hereof, but excluding (i) any Foreign Subsidiary so long as such Foreign Subsidiary has not entered into any Guarantee with respect to the Senior Notes or any other Indebtedness of the Borrower and (ii) any Excluded Subsidiary that has not ceased to qualify as an "Excluded Subsidiary") to undertake the obligations of and to become a Subsidiary Guarantor pursuant to the Guarantee Agreement and a party to the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent and thereupon take such actions pursuant to Section 5.09(a) and the applicable Security Documents as shall be necessary to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created thereby. In addition, the Borrower shall, or shall cause its Subsidiaries to, (i) pledge all capital stock of any such Subsidiary that is owned by the Borrower or any other Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement (or supplement to the Pledge Agreement) satisfactory in form and substance to the Collateral Agent; provided that any such pledge of the capital stock of a Foreign Subsidiary may exclude shares of such capital stock representing 35% of the ordinary voting power represented by all the outstanding shares of capital stock of such Foreign Subsidiary so long as such Foreign Subsidiary has not entered into any Guarantee with respect to the Senior Notes or any other Indebtedness of the Borrower; and (ii) cause all intercompany Indebtedness between or among any of Holdings, the Borrower and the Subsidiaries, to the extent evidenced by promissory notes, to be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement (or supplement to the Pledge Agreement) satisfactory in form and substance to the Collateral Agent; provided that any such Indebtedness owing to a Foreign Subsidiary that is not required to be a party to the Pledge Agreement, as provided above, need not be so pledged by such Foreign Subsidiary.

            SECTION 5.10. Environmental Matters. (a) Promptly give notice to the Administrative Agent upon becoming aware of (i) any violation of any Environmental Law, (ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of an actual or threatened Environmental Claim or (iii) the discovery of the Release of any Hazardous Material at, on, under or from any of the properties owned or occupied by the Borrower or any Subsidiary in excess of reportable or allowable standards, threshold amounts or levels under any Environmental Law, or in a manner or amount that could reasonably be expected to result in liability under any Environmental Law.

            (b) Upon discovery of the presence on any of the properties owned or occupied by the Borrower or any Subsidiary of any Hazardous Material that is in violation of, or that could reasonably be expected to result in liability under, any Environmental Law, take all necessary steps to initiate and expeditiously complete all Remedial Action to eliminate any such adverse effect, and keep the Administrative Agent informed of such actions and the results thereof.


ARTICLE VI.  NEGATIVE COVENANTS

            Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) the Obligations;

            (b) Indebtedness of the Borrower under the Senior Notes and of Holdings and the Subsidiaries under Guarantees of the Senior Notes;

            (c) other Indebtedness existing on the Closing Date to the extent set forth on Schedule 6.01;

            (d) Indebtedness the net proceeds of which are used substantially concurrently with the incurrence thereof to refinance Indebtedness described in paragraph (c) above so long as (i) such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any prepayment premiums required to be paid thereon, (ii) such Indebtedness has a later final maturity and a longer weighted average life than the Indebtedness being refinanced and is not subject to prepayment, redemption or repurchase requirements not applicable to the Indebtedness being refinanced, (iii) the covenants, events of default and other provisions thereof (including, if the Indebtedness being refinanced is subordinated, the subordination provisions thereof) shall be no less favorable to the Borrower or the Lenders than those contained in the Indebtedness being refinanced and (iv) such Indebtedness is not secured or guaranteed except to the extent the Indebtedness being refinanced was secured or guaranteed;

            (e) Indebtedness of the Borrower incurred to finance the acquisition of equipment or machinery, in each case, in the ordinary course of business (or to refinance Indebtedness incurred for such purpose);

            (f) Capital Lease Obligations of the Borrower in an aggregate principal amount at any time outstanding not to exceed $30,000,000;

            (g) additional mortgage Indebtedness of the Borrower incurred after the Closing Date, maturing after the Revolving Credit Maturity Date and incurred to finance the acquisition or improvement of real property (or to refinance Indebtedness incurred for such purpose) in an aggregate principal amount at any time outstanding not to exceed $30,000,000;

            (h) Indebtedness of the Borrower in respect of industrial revenue bonds (or incurred to refinance industrial revenue bonds);

            (i) Indebtedness of Holdings consisting of Guarantees of obligations of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $20,000,000 (such limitation of amount to be determined excluding Guarantees by Holdings of the Senior Notes);

            (j) intercompany Indebtedness, including open accounts, incurred by Holdings from the Borrower for the purposes and to the extent such amounts could be paid as dividends to Holdings in compliance with clause (b) or (c) of
  Section 6.08, so long as such Indebtedness is repaid with dividends permitted thereunder;

            (k) intercompany Indebtedness, including open accounts, incurred by the Borrower from the Subsidiaries or by Subsidiaries from the Borrower or from other Subsidiaries in compliance with clause (f) or (g) of Section 6.04;

            (l) unsecured Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not to exceed $50,000,000 on terms no less favorable to the Borrower than those set forth in this Agreement with respect to the Loans;

            (m) to the extent not creating an Event of Default  under  paragraph
  (p) of Article VII, any Indebtedness arising under a Permitted Receivables Facility;

            (n) Indebtedness under Rate Protection Agreements entered into to hedge interest rate risks relating to Indebtedness permitted under this Agreement, currency exchange rate risks relating to revenues or liabilities in foreign currencies or commodity price risks relating to raw materials and other commodities used in the businesses conducted by the Borrower and its Subsidiaries;

            (o) Indebtedness consisting of obligations on performance, surety or appeal bonds in an aggregate amount at any time outstanding not to exceed $5,000,000;

            (p) Indebtedness consisting of promissory notes issued to dealers as consideration for the purchase from such dealers of Stores and related assets; and

            (q) Indebtedness arising from acquisitions made in reliance upon clause (b) of Section 6.04, to the extent expressly permitted by sub-clause
  (ii) thereof.

            SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Closing Date and set forth in Schedule 6.02; provided that such Liens shall secure only (i) those obligations which they secure on the Closing Date and (ii) refinancings of such obligations in compliance with clause (d) of Section 6.01;

            (b) any Lien created under the Loan Documents;

            (c)  any  Lien  existing  on any  property  or  asset  prior  to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

            (d) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

            (e) Liens imposed by law that do not secure Indebtedness for borrowed money and were incurred in the ordinary course of business, such as carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided that such Liens either (i) do not in the aggregate materially detract from the value of the property or assets to which such Liens apply or materially impair the use thereof in the operation of the business of Holdings, the Borrower and the Subsidiaries or (ii) are being contested in compliance with Section 5.03;

            (f) Liens upon equipment, machinery or real property (including improvements thereto and fixtures thereon), assets subject to Capital Lease Obligations and assets financed with industrial revenue bonds; provided that
  (i) such Liens only secure Indebtedness permitted under clause (e), (f), (g) or (h), as applicable, of Section 6.01, (ii) in the case of any such Liens securing Indebtedness permitted by clause (e), (g) or (h) of Section 6.01, such Liens are incurred, and such Indebtedness is created, within 180 days after the acquisition or construction of the assets financed thereby and (iii) in each case, such Liens do not encumber any other assets or properties;

            (g) [Intentionally Omitted]

            (h) leases or subleases granted to other persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

            (i) easements, licenses, rights-of-way, zoning or other restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, statutory and common law landlords' liens under leases to which Holdings, the Borrower or any of its Subsidiaries is a party, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings, the Borrower or any of its Subsidiaries;

            (j)  Liens  (other  than any Lien  imposed  by ERISA)  for  worker's
  compensation,   unemployment   compensation  and  other  forms  of  government
  insurance incurred in the ordinary course of business;

            (k) Liens to secure (i) performance of tenders, statutory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or
  (ii) obligations on surety or appeal bonds, provided that the obligations secured by such Liens (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such surety or appeal bonds exceeds the obligations so secured, the amount of such excess) do not exceed in the aggregate $5,000,000;

            (l)  Liens  arising  from  precautionary   Uniform  Commercial  Code
  financing statement filings regarding operating leases otherwise permitted hereunder;

            (m) any interest or title of a lessor under any operating lease of property to, or of any consignor of goods consigned to, or any creditor of any consignee in goods consigned to such consignee by, the Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

            (n) Liens arising out of judgments or awards, which have been in existence for less than 45 days from the date of creation thereof or which have been stayed or bonded pending appeal or fully covered by insurance (subject to applicable deductibles) and for which no enforcement action has been commenced, provided that the aggregate amount of all such judgments or awards (and, to the extent (without duplication) the value of cash or property (other than Letters of Credit) forming a part of the security with respect to such judgment or award exceeds the obligations so secured, the amount of such excess) does not exceed $5,000,000 at any time outstanding;

            (o) transactions under the Permitted Receivables Facility shall be permitted; and

            (p) Liens securing obligations under any Rate Protection Agreement consisting solely of an assignment of the Borrower's rights under such Rate Protection Agreement.

            SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and its Subsidiaries may enter into Permitted Sale-Leaseback Transactions so long as the aggregate amount of proceeds received from all Permitted Sale-Leaseback Transactions consummated on or after the Closing Date do not exceed $25,000,000.

            SECTION 6.04. Investments, Loans and Advances; Certain Acquisitions. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) any property or assets outside the ordinary course of business, except:

            (a) cash and Cash Equivalents;

            (b) acquisitions by the Borrower of the capital stock of a Person (the "Issuer") or of property or assets outside the ordinary course of business; provided, that (i) the aggregate consideration paid in connection with all such acquisitions does not exceed the sum of (A) $75,000,000 of cash consideration and (B) common stock issued by Holdings with an aggregate fair market value (determined at the time of each such acquisition) not exceeding $150,000,000, provided that the aggregate amount of consideration paid under clauses (A) and (B) above combined shall not exceed $175,000,000; (ii) any Indebtedness of the Issuer, or with recourse to any such property or assets, existing at the time of such acquisition is eliminated or repaid at such time, except that such Indebtedness shall not be required to be eliminated or repaid to the extent that (A) such Indebtedness is either mortgage Indebtedness secured only by real property, improvements thereto and fixtures thereon or unsecured Indebtedness that is not revolving in nature and is on terms no more restrictive than those contained in this Agreement and (B) the amount that would be required to be paid in order to eliminate or repay such Indebtedness at the time of such acquisition is treated as cash consideration paid in connection with such acquisition for purposes of determining compliance with clause (i)(A) above but shall in any event not exceed $25,000,000; (iii) the aggregate amount of contingent obligations (quantified as the amount that would be required to be set forth in audited financial statements or footnotes thereto prepared in accordance with GAAP as of the date of the applicable acquisition) of all Issuers so acquired, and arising out of all property and assets so acquired, shall not exceed $10,000,000; (iv) the Issuer shall be engaged in, or the property and assets acquired shall be used in connection with, the same or related (ancillary or complementary) line of business as the Borrower, (v) all necessary governmental approvals and third party consents for the acquisition have been obtained without imposing burdensome conditions, all appeal periods have expired and there shall be no governmental or judicial action, pending or threatened, restraining or imposing burdensome conditions on such acquisition, (vi) after giving effect to the acquisition, and on a pro forma basis (including the financial results of the Borrower and the Subsidiaries and the Issuer or the property and assets to be acquired, as the case may be, and giving pro forma effect to any Indebtedness to be incurred in connection with such acquisition) for the period of four consecutive fiscal quarters ending immediately prior to such acquisition, no Event of Default or Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the conditions set forth in this clause (vi) and setting forth pro forma calculations demonstrating such compliance, (vii) in the case of any such acquisition of capital stock, the Issuer shall become a Subsidiary Guarantor under the Guarantee Agreement; (viii) liens and other security interests in the capital stock and other assets acquired in such acquisition are created as required under Section 5.09; and (ix) any acquisition of capital stock of an Issuer, whereby as a result of such acquisition the Issuer shall become a Non Wholly Owned Subsidiary or a Foreign Subsidiary, shall comply with the further limitations in Section 6.04(f) below and Section 6.11.

            (c)  the  Borrower  and  the   Subsidiaries   (other  than  Excluded
  Subsidiaries) may acquire and hold Dealer Notes in an aggregate principal amount at any time outstanding not to exceed $30,000,000;

            (d) loans and advances by the Borrower to employees of the Borrower or the Subsidiaries (i) to finance the acquisition of common stock in Holdings in an aggregate amount at any time outstanding not to exceed $5,000,000 or
  (ii) in the ordinary course of business, including with respect to travel and relocation expenses;

            (e) investments in joint ventures, partnerships and similar persons that are not Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000;

            (f) investments by the Borrower in Subsidiaries, including Subsidiaries formed after the date hereof; provided that (i) all such Subsidiaries shall be Wholly Owned Subsidiaries or, subject to Section 6.11, Non Wholly Owned Subsidiaries, in either case owned directly by the Borrower,
  (ii) all such Subsidiaries are Subsidiary Guarantors and the capital stock, intercompany Indebtedness and assets of such Subsidiaries are subject to Liens granted under the Security Documents to secure the Obligations, in each case to be extent required by Section 5.09(b), (iii) in the case of any such investment that constitutes an acquisition of any capital stock of a person that is not a Subsidiary at the time of such investment, such acquisition is made in compliance with clause (b) of Section 6.04, (iv) the aggregate amount of investments in Foreign Subsidiaries at any time outstanding shall not exceed $40,000,000, and (v) no additional investments shall be made in any Excluded Subsidiary;

            (g) investments consisting of intercompany Indebtedness of the Borrower to a Subsidiary (other than an Excluded Subsidiary) or of a Subsidiary (other than an Excluded Subsidiary) to another Subsidiary (other than an Excluded Subsidiary); provided that (i) each such Subsidiary satisfies the conditions set forth in clauses (i) and (ii) of paragraph (f) above and
  (ii) any such intercompany Indebtedness of a Foreign Subsidiary that is owed to a Subsidiary that is not a Foreign Subsidiary shall be considered an investment by the Borrower in such Foreign Subsidiary for purposes of clause
  (iv) of paragraph (f) above;

            (h) loans and advances by the Borrower to Holdings made in compliance with paragraph (j) of Section 6.01;

            (i) accounts receivable owing to the Borrower and the Subsidiaries arising in the ordinary course of business;

            (j) any non-cash consideration received by the Borrower or any Subsidiary in connection with any asset disposition permitted by clause (iv) of Section 6.05(b);

            (k) investments by Holdings in the common stock of the Borrower;

            (l) the foregoing shall not be construed to prevent (i) Restricted Payments expressly permitted under Section 6.08 or (ii) the purchase or acquisition of Senior Notes in accordance with Section 6.09(b); and

            (m) the  investments  existing on the Closing  Date and set forth in
  Schedule 6.04.

            SECTION 6.05. Mergers, Consolidations and Sales of Assets. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), including any capital stock of any Subsidiary, provided, however, that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower may be liquidated into or may merge into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary of the Borrower may merge into or with or consolidate with any Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower, provided in each case that (x) no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration and (y) in the event that any Loan Party is a party to such merger or consolidation and is not the surviving entity, the surviving entity shall, simultaneously with such merger or consolidation, assume all the obligations of such Loan Party hereunder and under the other Loan Documents, and (iii) any Excluded Subsidiary may be liquidated or may sell, transfer or otherwise dispose of its assets to the Borrower or to another Subsidiary.

            (b)  Notwithstanding the provisions of paragraph (a) above:

            (i) the Borrower and its Subsidiaries may sell inventory in the ordinary and customary course of business;

            (ii)  Holdings,   the  Borrower  and  its   Subsidiaries   may  make
  investments  permitted  by Section  6.04 and  Restricted Payments permitted by
  Section 6.08;

            (iii) the Borrower may sell receivables and, to the extent permitted by the terms of a Permitted Receivables Facility, purchase receivables from its dealers so long as such receivables are promptly sold, in either case for cash pursuant to a Permitted Receivables Facility;

            (iv) the Borrower and its Subsidiaries may sell or otherwise dispose of equipment and other tangible personal property in the ordinary and customary course of business that is worn out, damaged or obsolete;

            (v) the Borrower and its Subsidiaries may enter into Permitted Sale-Leaseback Transactions to the extent permitted under Section 6.03;

            (vi) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets to each other; and

            (vii) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets; provided that (A) such dispositions are made for fair value, (B) such dispositions do not include any Collateral and (C) after giving effect to any such sale, transfer or disposition the aggregate fair market value of all assets disposed of on and after the Closing Date in reliance upon this clause (vii) would not exceed 10% of the Consolidated Total Assets determined by reference to the most recent quarterly or annual balance sheet of the Borrower which precedes such sale, transfer or disposition that is delivered to the Administrative Agent pursuant to Section 5.04.

            SECTION 6.06. Transactions with Stockholders and Affiliates. Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Holdings or with any Affiliate of any such holder or of Holdings, other than in the ordinary course of business and on terms and conditions that are substantially as favorable to Holdings, the Borrower and the Subsidiaries as could be obtained in an arm's-length transaction at the time from persons who are not such holders or Affiliates; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and its Wholly Owned Subsidiaries made in compliance with the other provisions of this Agreement, (b) Restricted Payments permitted by Section 6.08, (c) the performance of the Kathwari Employment Agreement, as in effect on the date hereof, in accordance with its terms or (d) transactions under and in accordance with a Permitted Receivables Facility.

            SECTION 6.07. Business of Holdings, Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by the Borrower and its Subsidiaries and business activities reasonably related, supportive or incidental thereto. Without limiting the generality of the foregoing, Holdings will not engage in any business or business activity other than the ownership of the capital stock of the Borrower.

            SECTION 6.08. Restricted Payments. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock, or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of capital stock of Holdings, the Borrower or any Subsidiary, or any options, warrants or other rights to acquire such shares of capital stock, or set aside any amount for any such purpose, or make any payment pursuant to any tax sharing arrangement (any such dividend, distribution, redemption, purchase, retirement, other acquisition or tax sharing payment being referred to as a "Restricted Payment"), except that:

            (a) any Subsidiary may declare or pay dividends and make other distributions on its capital stock to, or make tax sharing payments to, the Borrower or to another Wholly Owned Subsidiary;

            (b) the Borrower may pay cash dividends to, or make tax sharing payments to, Holdings in the amounts and at the times necessary to permit Holdings to make payments required to be made by it in respect of federal and state income taxes, franchise taxes and any other administrative governmental charges incurred in the ordinary course of business, or to repay loans made by the Borrower to Holdings for such purposes; provided that any tax refund received by Holdings shall be paid to the Borrower;

            (c) the Borrower may pay cash dividends to Holdings in the amounts and at the times necessary to permit Holdings to make payments required to be made by it in respect of directors' fees and expenses, costs of maintaining its corporate existence, operating expenses incurred in the ordinary course of business and other similar corporate overhead costs and expenses, or to repay loans made by the Borrower to Holdings for the foregoing purposes; provided that the aggregate amount of dividends paid in reliance upon this clause (c) (excluding dividends to repay loans made by the Borrower for the foregoing purposes), plus the aggregate amount of loans made by the Borrower to Holdings for the foregoing purposes, shall not exceed $1,000,000 during any fiscal year of the Borrower;

            (d) the Borrower may pay cash dividends to Holdings so long as the proceeds thereof are used promptly by Holdings to repurchase shares of common stock of Holdings from dealers, managers and employees of the Borrower pursuant to the terms of any agreements entered into with the holders of such common stock in connection with the issuance thereof; provided that (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such dividend and (ii) the aggregate amount of dividends paid in reliance upon this clause (d) during any fiscal year of Holdings shall not exceed the sum of $1,000,000 plus the aggregate amount of capital contributions made by Holdings to the Borrower during such fiscal year with the net proceeds from the issuance by Holdings to employees of the Borrower of additional shares of common stock of Holdings;

            (e) the Borrower may pay cash dividends to Holdings so long as the proceeds thereof are limited to amounts necessary to pay, and are used promptly by Holdings to pay, (i) compensation due to employees of the Borrower pursuant to stock appreciation rights, bonus plans or other equity or incentive achievement plans for such employees or judgments against Holdings; provided that no Default or Event of Default has occurred and is continuing at the time of, or would result from, such dividend for the purposes referred to in this clause (i); or (ii) indemnification payments due from Holdings to directors of Holdings;

            (f) during any fiscal quarter (i) Holdings may make Restricted Payments in cash that are treated as Designated Payments and do not result in the aggregate amount of Designated Payments made in such quarter exceeding the Designated Payment Amount as of the commencement of such quarter, and (ii) the

  Borrower may pay cash dividends to Holdings in the amounts and at the times that Holdings makes Restricted Payments in accordance with clause (i) of this clause (f); provided that no Default or Event of Default has occurred and is continuing at the time of, or would result from, any such dividends or other Restricted Payments; and

            (g) Holdings may make Restricted Payments in cash not otherwise permitted by this Section 6.08, and the Borrower may pay cash dividends to Holdings in the amounts and at the times that Holdings makes such Restricted Payments; provided that (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, any such Restricted Payment and (ii) the aggregate (cumulative) amount of Restricted Payments made in reliance upon this clause (g) shall not exceed $15,000,000.

            SECTION 6.09. Limitations Regarding Senior Notes. (a) Enter into any amendment or modification of any of the Senior Note Documents, or waive any rights thereunder; provided that the foregoing shall not apply to (i) the amendments and modifications contemplated by the Registration Statement on Form S-3 (Registration No. 33-85578), as amended and in effect on the date hereof, filed by Holdings and certain Subsidiaries with the Securities and Exchange Commission (it being understood that amendments to such Registration Statement that change the amount of compensation payable to consenting holders or disclosure matters, but do not affect the amendments and modifications contemplated to be made to the Senior Note Documents, shall not be construed to affect the ability to make such amendments and modifications pursuant to this clause (i)), and (ii) amendments, modifications and waivers that could not reasonably be expected to adversely affect the rights or interests of the Lenders.

            (b) Prepay, redeem, purchase, retire or otherwise acquire for value, directly or indirectly, any of the Senior Notes, except that the Borrower may prepay, redeem or purchase Senior Notes for cash consideration; provided that
(i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such prepayment, redemption or purchase and (ii) any Senior Notes so acquired shall not be resold or reissued.

            SECTION 6.10. Amendment of Constituent Documents. Amend, modify or change its certificate or articles of incorporation (or other constitutive documents) or by-laws, or any shareholders' agreement or other agreement with respect to its capital stock, or enter into any new agreement with respect to its capital stock, except any such amendment, modification, change or new agreement that could not reasonably be anticipated to adversely affect the rights or interests of the Lenders; or enter into any tax sharing agreement, other than intercompany tax sharing agreements among any of Holdings, the Borrower and the Subsidiaries that do not provide for any payments that would not be permitted hereunder if such parties had not entered into such tax sharing agreements.

            SECTION 6.11. Subsidiaries. Have any Subsidiaries other than (a) in the case of Holdings, the Borrower and its Subsidiaries, and (b) in the case of the Borrower (i) Subsidiaries that are Wholly Owned Subsidiaries existing on the Closing Date or created or acquired after the Closing Date in compliance with this Agreement or (ii) Non Wholly Owned Subsidiaries acquired after the date hereof in compliance with this Agreement; provided that the total aggregate amount of all investments in Non Wholly Owned Subsidiaries (including capital contributions, loans and advances to such Subsidiaries) by Persons other than the Borrower and its Subsidiaries shall not at any time exceed $10,000,000.

            SECTION 6.12. Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $180,000,000, plus (b) 50% of Consolidated Net Income (determined after adjusting such Consolidated Net Income to add any non-cash charges deducted in calculating such Consolidated Net Income, to the extent resulting from the grant, exercise or cancellation of stock options or warrants) for each fiscal quarter of the Borrower for which Consolidated Net Income (as so adjusted) is positive, commencing with the fiscal quarter ended September 30, 1996, plus (c) 50% of any increase in Consolidated Net Worth after September 30, 1996, attributable to capital contributions or the issuance of additional shares of capital stock.

            SECTION 6.13. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ended on or after September 30, 1996, to be less than 2.5 to 1.

            SECTION 6.14. Leverage Ratio. Permit the Leverage Ratio at any time to be greater than 0.55 to 1.

            SECTION 6.15. Fiscal Year. Permit its fiscal year to end on a date other than June 30.

            SECTION 6.16. Limitations Regarding Capital Stock. Issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (a) Holdings may issue additional shares of its common stock in transactions that do not result in a Change in Control, (b) Holdings may issue options and warrants to purchase shares of its common stock pursuant to existing compensation plans or any future compensation plans approved by the Board of Directors of Holdings,
(c) the Borrower may issue  additional  shares of its capital stock to Holdings,
(d) subsidiaries may issue additional shares of capital stock to the Borrower and (e) to qualify directors to the extent required by applicable law.


ARTICLE VII.  EVENTS OF DEFAULT

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the reimbursement with respect to any L/C Disbursement or the payment of any Fee or any interest on any Loan or on L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of
  (i) in the case of a default under Section 5.05, three Business Days after any Responsible Officer of the Borrower has actual knowledge of any matter required to be disclosed to the Administrative Agent and the Lenders pursuant to such Section that has not been so disclosed or (ii) in the case of any other such default, 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

            (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness referred to in clause
  (i) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary (other than an Excluded Subsidiary) or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary),
  (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the
  Borrower, any Subsidiary (other than an Excluded Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary (other than an Excluded Subsidiary) to enforce any such judgment;

            (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.06(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (A) the Required Leaders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

            (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

            (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

            (m) at any time after the Closing Date (i) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy, and (ii) the aggregate fair market value of the Collateral affected by the circumstances described in clause (i) above exceeds $2,500,000;

            (n) at any time after the Closing Date, the Guarantee Agreement shall cease to be, or shall be asserted by any Guarantor not to be, a valid, binding and enforceable agreement;

            (o) there shall have occurred a Change in Control;

            (p) the Borrower shall be required to purchase receivables, or make any payments in respect of indemnities, pursuant to a Permitted Receivables Facility or pursuant to a facility that previously was a Permitted Receivables Facility, and the aggregate amount (in respect of all Permitted Receivables Facilities) of all such purchases and payments after the Closing Date exceeds $5,000,000; or

            (q) it is discovered that (i) Hazardous Materials have been transported from any of the Properties or generated, treated, stored or disposed of at, on or under any of the Properties in a manner that has resulted in, or could reasonably be anticipated to result in, an Environmental Claim, or (ii) the Borrower or any of its Subsidiaries has retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, and, in any such case described in clause (i) or (ii) above, the Administrative Agent shall have notified the Borrower in writing that the Required Lenders have determined that such Environmental Claims and other liabilities, in the aggregate, have resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect and, as a result thereof, an Event of Default exists hereunder;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, including the obligation to provide cash collateral pursuant to
Section 2.20(j), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

            Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrower (it being understood that any Lender is deemed to be acceptable to the Borrower). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrower (it being understood that any Lender is deemed to be acceptable to the Borrower) which shall be either a Lender or a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made or Letters of Credit issued by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the an Agent.

            Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its Pro Rata Percentage of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such Pro Rata Percentage, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower or Holdings, to it at Ethan Allen Drive, Danbury, CT 06811, Attention of Chief Financial Officer or Treasurer (Telecopy No. (203) 743-8341), with copies to (i) in the case of any notice or communication other than routine notices and communications under Article II, the attention of General Counsel at the aforesaid address and (ii) in the case of any notice or communication relating to a Default or an Event of Default, Mayer, Brown & Platt, 787 Seventh Avenue, New York, NY 10019, Attention of James
B. Carlson, Esq. (Telecopy No. (212) 262-1910);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Hilma Gabbidon (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Neil
R. Boylan (Telecopy No. (212) 972-0009); and

            (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

            SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and the conditions to effectiveness set forth in
Section 4.02 have been satisfied or waived, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

            SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment of less than all its Commitment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05, as well as to any Fees accrued for its account and not yet paid).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balance of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the

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Administrative  Agent, the Collateral  Agent, such assigning Lender or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

            (f) Each  Lender  may  without  the  consent  of the  Borrower,  the
Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, changing or extending the Commitments or releasing all or substantially all the Collateral).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Loan Party furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality

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



of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

            (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

            (i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

            (j) In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank or the Swingline Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or the Swingline Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of
Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of not more than one other counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders in each jurisdiction where enforcement is sought.

            (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other

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Loan  Document  or  any  agreement  or  instrument   contemplated  thereby,  the
performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

            SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower, Holdings or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in

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



any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement, the other Loan Documents, nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby,
(ii) change or extend the Commitment or decrease or extend the date for payment of any of the Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14 or 2.15, the provisions of this Section, the definition of "Required Lenders" or any provision of any Loan Document that by its terms expressly requires the consent or approval of all the Lenders, or release all or any substantial part of the Collateral, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS
APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.


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            SECTION  9.12.  Severability.  In the  event  any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

            (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents and representatives as need to know such Information, (b) to the extent requested by any regulatory authority,
(c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any other party to this Agreement or (f) to the extent such Information (i) becomes publicly available other than as a result of a

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



breach of this Agreement or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Holdings and related to the Borrower or Holdings, any shareholder of the Borrower or Holdings or any employee, customer or supplier of the Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

            SECTION 9.17. Release of Collateral. Notwithstanding any contrary provision herein or in any other Loan Document, the Collateral Agent shall acknowledge the termination of the Security Documents and, at the Borrower's expense, release the Collateral from the Liens and security interests thereunder at such time as (a) the Senior Notes are rated Baa3 (or better) by Moody's and BBB- (or better) by S&P and (b) no Default or Event of Default has occurred and is continuing. For purposes of the foregoing, the Collateral Agent may rely upon a certificate signed by a Financial Officer of the Borrower as to satisfaction of the conditions set forth in clauses (a) and (b) of the preceding sentence, attaching letters or other communications from Moody's and S&P confirming the matters set forth in such clause (a). Any such termination and release shall not require the consent of any Lender. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent. Upon any such termination and release, the representations, warranties and agreements of Holdings and the Borrower hereunder with respect to the Security Documents and the Collateral, including those set forth in Section 3.19, Section 5.09 (except with respect to the Guarantee Agreement) and clause (m) of Article VII, shall cease to have any force and effect.

            SECTION 9.18. Defaulting Lender. If any Lender shall refuse to make any Loan required to be made by it hereunder or to fund its participation in any L/C Disbursement or Swingline Loan hereunder, or shall notify the Borrower or the Administrative Agent in writing that it does not intend to make any such Loan or fund any such participation, in either case as a result of any takeover of such Lender by any regulatory authority or agency (any such Lender, a "Defaulting Lender"), then, unless and until such Defaulting Lender retracts in writing any such notice and cures all defaults on its part in respect of the funding of its Pro Rata Percentage of all outstanding Loans, L/C Disbursements and Swingline Loans, (a) any of the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may require such Defaulting Lender to transfer and assign all of its interests, rights and obligations under this Agreement to an assignee in the same manner and effect as provided in Section 2.18(a), the provisions of which shall apply, mutatis mutandis, to any such assignment, (b) such Defaulting Lender shall not be entitled to exercise any right of setoff under Section 9.06 and (c) to the maximum extent permitted by applicable law, such Defaulting Lender shall be deemed not to be a "Lender", the Revolving Credit Commitment of such Defaulting Lender shall be deemed not to be in effect and such Defaulting Lender's Revolving Credit Exposure shall be deemed not to exist, in each case solely for purposes of the definition of the term "Required Lenders" and determining whether any waiver, amendment or modification has been approved by the requisite Lenders in accordance with Section 9.08 or any other applicable provision of the Loan Documents. In no event shall the provisions of this Section be construed to release any Defaulting Lender from its obligations hereunder to any other party hereto, including its obligations to make Loans and participate in Letters of Credit and Swingline Loans, and such provisions shall not prejudice any claims, or be construed to waive any rights, including any rights to bring legal proceedings against such Defaulting Lender, which the Administrative Agent, any Lender, the Issuing Bank or any Loan Party may have against such Defaulting Lender as a result of any failure by such Defaulting Lender to honor its obligations under this Agreement.

            SECTION 9.19. Release of Mortgages. The Lenders hereby consent to the discharge and release of the Mortgaged Properties from the Liens created under the Mortgages. Promptly after the Restatement Effective Date, the Collateral Agent shall (at the Borrower's expense) take all necessary actions, including but not limited to the execution and filing of mortgage releases, as the Borrower shall reasonably request to effectuate such discharge and release.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


ETHAN ALLEN INC.,

    by
         /s/ M. Farooq Kathwari
      Name:  M. Farooq Kathwari
      Title:   President


ETHAN ALLEN INTERIORS INC.,

    by
         /s/ M. Farooq Kathwari
      Name:  M. Farooq Kathwari
      Title:   President


THE CHASE MANHATTAN BANK, individually
and as Administrative Agent, Collateral Agent and
Swingline Lender,

    by
         /s/ Neil R. Boylan
      Name:  Neil R. Boylan
      Title:   Vice President


BANK OF MONTREAL,

    by
         /s/ Glen Pole
      Name: Glen Pole
      Title:  Director

THE BANK OF NEW YORK,

    by
         /s/ Howard F. Bascom, Jr.
      Name:  Howard F. Bascom, Jr.
      Title:   Vice President


THE FIRST NATIONAL BANK OF BOSTON,

    by
         /s/ Harvey H. Thayer, Jr.
      Name:  Harvey H. Thayer, Jr.
      Title:   Director


FLEET NATIONAL BANK,

    by
         /s/ Gerald G. Sheehan
      Name:  Gerald G. Sheehan
      Title:   AVP


THE FUJI BANK, LIMITED, NEW YORK
BRANCH,

    by
         /s/ Masanobu Kobayashi
      Name:  Masanobu Kobayashi
      Title:   Vice President & Manager


MERITA BANK LTD, NEW YORK BRANCH,

    by
         /s/ Charles Foster
      Name:  Charles Foster
      Title:   VP


    by
         /s/ John Kehnle
      Name: John Kehnle
      Title:   Vice President

SAKURA BANK,

    by
         /s/ Toshikazu Nagura
      Name:   Toshikazu Nagura
      Title:   Vice President


SANWA BANK,

    by
         /s/ Christian Kambour
      Name: Christian Kambour
      Title:  Assistant Vice President


WACHOVIA BANK, [of Georgia]

    by
         /s/ James McCreary
      Name: James McCreary
      Title:  SVP


YASUDA TRUST & BANKING CO., LTD.,

    by
         /s/ Rohn Laudenschlager
      Name: Rohn Laudenschlager
      Title:  Senior Vice President

                                                                     EXHIBIT A


                         ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Sandra Miklave at the Loan and Agency Services Group, as soon as possible.

FAX Number: 212-552-5658

LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
Institution Name:_______________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:_______________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________

CONTRACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:
Primary Contact:________________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________
Phone Number:___________________________________________________________________
FAX Number:_____________________________________________________________________
Backup Contact:_________________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________
Phone Number:___________________________________________________________________
FAX Number:_____________________________________________________________________

TAX WITHHOLDING:

      Non Resident Alien       ____  Y    ____  N
      * Form 4224 Enclosed

      Tax ID Number

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS--BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC. Contact:________________________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________
Phone Number:___________________________________________________________________
FAX Number:_____________________________________________________________________

BID LOAN NOTIFICATION:
Contact:________________________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________
Phone Number:___________________________________________________________________
FAX Number:_____________________________________________________________________

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:_________________________________ Routing Transit/ABA number of Bank where funds are to be transferred:___________ Name of Account, if applicable:_________________________________________________
Account Number:_________________________________________________________________
Additional Information:_________________________________________________________

MAILINGS:
Please specify who should receive financial information:________________________ Name:___________________________________________________________________________
Street Address:_________________________________________________________________
City, State, Zip Code:__________________________________________________________

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me at 212-552-7953.

                                                                     EXHIBIT B



                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Amended and Restated Credit Agreement dated as of December 4, 1996 (the "Credit Agreement"), among Ethan Allen Inc., a Delaware corporation, as borrower (the "Borrower"), Ethan Allen Interiors Inc., a Delaware corporation ("Holdings"), the financial institutions named therein, as lenders (the "Lenders"), the Issuing Bank (such term and each other capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement and the other Loan Documents, as applicable) and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), for the Lenders.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby pur chases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the percentages and amounts set forth below of (i) the Revolving Credit Commitment of the Assignor on the Effective Date, (ii) the Revolving Loans owing to the Assignor which are out standing on the Effective Date, together with unpaid interest accrued on such assigned Revolving Loans to the Effective Date, (iii) participations in Letters of Credit acquired from the Issuing Bank which are outstanding on the Effective Date, (iv) participations in Swingline Loans acquired from the Swingline Lender which are outstanding on the Effective Date and (v) the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agree ments set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (x) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obli gations of a Lender thereunder and under the Loan Documents and (y) the Assignor shall, to the extent of the inter ests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(g) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      Date of Assignment:_______________________________________________________

      Legal Name of Assignor:___________________________________________________

      Legal Name of Assignee:___________________________________________________

      Assignee's Address for Notices:___________________________________________

      Effective Date of Assignment
      (may not be fewer than 5 Business
      Days after the Date of Assignment):_______________________________________

                                                      Percentage   Assigned   of
                                                      Revolving           Credit
                                                      Commitment  and  Revolving
                                                      Credit    Exposure    (set
                                                      forth,   to  at   least  8
                                                      decimals,  as a percentage
                                                      of the aggregate Revolving
                                                      Credit Commitments
Commitment                Principal Amount Assigned   of all Lenders thereunder)
----------                -------------------------   --------------------------

Revolving Credit:               $____________              ____________%
Fees Assigned (if any):         $____________              ____________%




The terms set forth above are
hereby agreed to:


________________, as Assignor,


By:___________________________

Name:_________________________

Title:________________________


________________, as Assignor,


By:___________________________

Name:_________________________

Title:________________________

                                Consented to by:
                         ETHAN ALLEN INC., if required,

                                         By:___________________________

                                         Name:_________________________

                                         Title:________________________


                                         THE CHASE MANHATTAN BANK, if
                                         required, as Administrative Agent,
                                         Swingline Lender and Collateral Agent,


                                         By:___________________________

                                         Name:_________________________

                                         Title:________________________

                                                                     EXHIBIT C



                                   [FORM OF]
                               BORROWING REQUEST



The Chase Manhattan Bank, as Administrative Agent for the Lenders referred to below, c/o The Chase Manhattan Bank
   1 Chase Manhattan Plaza, 8th Floor
   New York, NY 10081

                                                                        [Date]

Dear Ladies and Gentlemen:

      The undersigned, Ethan Allen Inc. (the "Company"), refers to the $100,000,000 Amended and Restated Credit Agreement, dated as of December 4, 1996 (as amended or modified from time to time, the "Agreement"), among the Company, Ethan Allen Interiors Inc., the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent, Collateral Agent and Swingline Lender. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      The Company hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Borrowing (which is a Business Day)
                                                       -------------
(B) Principal amount of Borrowing1/
                                                       -------------
(C) Interest rate basis2/
                                                       -------------
(D) Interest Period and the last day thereof3/
                                                       -------------


----------
    1/ In the case of an ABR Borrowing, not less than $500,000 (and in integral multiples of $100,000) or greater than the Total Revolving Credit Commitment then available. In the case of a Eurodollar
         Borrowing, not less than $500,000 (and in integral multiples of $500,000) or greater than the Total Revolving Credit Commitment then available.
    2/   Eurodollar Borrowing or ABR Borrowing.
    3/ Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Maturity Date.

      Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions specified in paragraphs (b) and (c) of Section 4.01 of the Agreement have been satisfied. Any amounts borrowed shall be deposited in The Chase Manhattan Bank account number [ ].

                                          Very truly yours,

                                          ETHAN ALLEN INC.,



                                          by
                                             Name:
                                             Title [Financial Officer]

                                                                     EXHIBIT D


                                   [FORM OF]
                                     NOTE

                                                            New York, New York

                                                                        [Date]


      FOR VALUE RECEIVED, the undersigned, ETHAN ALLEN INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________________ (the "Lender"), at the office of The Chase
Manhattan Bank (the "Administrative Agent") at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, on the Revolving Credit Maturity Date (as defined in the Amended and Restated Credit Agreement dated as of December 4, 1996 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, Ethan Allen Interiors Inc., a Delaware corporation, the Lenders named therein, and the Administrative Agent) the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

      The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

      The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

      This Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is (i) secured as provided in the Security Documents (as defined in the Credit Agreement) and (ii) guaranteed pursuant to the Guarantee Agreement (as defined in the Credit Agreement). This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          ETHAN ALLEN INC.,



                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                              Loans and Payments


                              Payments
         Amount and     --------------------   Unpaid Principal  Name of Person
Date    Type of Loan    Principal   Interest   Balance of Note   Making Notation
----    ------------    ---------   --------   ---------------   ---------------

                                                                 SCHEDULE 1.01


                                MORTGAGED PROPERTIES


                                                       Amount of Insurance
   Location Title Number           Form of Ownership   for Premium Purposes

   1.   Title No. N9300-1073 (2)          Fee          $10,008,000 Real Property
        Danbury, Connecticut                             9,927,000 Equipment
        (headquarters and store)

   2.   Title No. N9300-1073 (31)         Fee          $ 5,404,000 Real Property
        Spruce Pine, NC                                 11,000,000 Machinery

                                                                  SCHEDULE 2.01











                                   COMMITMENTS



Name and Address of Bank                          Commitment


The Chase Manhattan Bank                          $12,000,000
270 Park Avenue, 9th Floor
New York, NY 10017

Attention of: Neil R. Boylan
Telephone:  (212) 270-1410
Facsimile:  (212) 972-0009


Bank of Montreal                                    10,000,000
430 Park Avenue
New York, NY 10022

Attention of: Glen Pole
Telephone:  (212) 605-1462
Facsimile:  (212) 605-1454


The Bank of New York                                10,000,000
One Wall Street, 8th Floor
New York, NY 10286

Attention of: Howard F. Bascom, Jr.
Telephone:  (212) 635-7894
Facsimile:  (212) 635-1483


The First National Bank of Boston                   10,000,000
100 Federal Street
Boston, MA 02110

Attention of: Harvey Thayer
Telephone:  (617) 434-1996
Facsimile:  (617) 434-0816

Fleet Bank                                          10,000,000
One Federal Street, OF-0320
Boston, MA 02111

Attention of: Gerald G. Sheehan
Telephone:  (617) 346-0609
Facsimile:  (617) 346-0580


The Fuji Bank, Limited                              10,000,000
Two World Trade Center, 79th Floor
New York, NY 10048

Attention of: Larry J. White
Telephone:  (212) 898-2083
Facsimile:  (212) 321-9407/8


Merita Bank                                         10,000,000
437 Madison Avenue
New York, NY 10022

Attention of: Chas Poer
Telephone:  (212) 318-9564
Facsimile:  (212) 421-4420


The Sakura Bank, Limited                             7,000,000
277 Park Avenue
New York, NY 10172

Attention of: Barry L. Wilson
Telephone:  (212) 756-6721
Facsimile:  (212) 888-7651


The Sanwa Bank, Limited                              7,000,000
55 East 52nd Street
New York, NY 10055

Attention of: Christian Kambour
Telephone:  (212) 339-6232
Facsimile:  (212) 754-1304

Wachovia Bank                                        7,000,000
152 West 57th Street, 37th Floor
New York, NY 10019

Attention of: Edmund D. Puckhaber
Telephone:  (212) 603-7702
Facsimile:  (212) 603-7729


The Yasuda Trust and Banking Co., Ltd.               7,000,000
666 Fifth Avenue, Suite 801
New York, NY 10103

Attention of: Nick Pullen
Telephone:  (212) 373-5720
Facsimile:  (212) 373-5796


Total                                             $100,000,000
                                                  ============

                                                                   SCHEDULE 3.08

                       SUBSIDIARIES AND EXCLUDED SUBSIDIARIES


                                               %Ownership By     Jurisdiction of
          Subsidiaries                         Ethan Allen Inc.  Organization
          ------------                         ----------------  ------------

          Andover Wood Products, Inc.          100%               Maine

          Ethan Allen Manufacturing Corporation  100%             Delaware

          Ethan Allen Finance Corporation      100%               Delaware

          Ethan Allen (Canada)                 100%               Canada


                                               %Ownership By     Jurisdiction of
          Excluded Subsidiaries                Ethan Allen Inc.  Organization
          ---------------------                ----------------  ------------

          Baumritter Corporation               100%               Delaware


          Baumritter Corporation               100%               New York

          Carriage House Furniture Inc.        100%               Delaware

          EA Enterprises Inc.                  100%               Florida

          Ethan Allen Adco Inc.                100%               New York

          Ethan Allen Furniture Realty & Mfg.  100%               New York
           Corporation

          Ethan Allen Services Inc.            100%               New York

          KEA International Inc.               100%               New York

          Knob Creek, Inc.                     100%               North Carolina

          Lake Avenue Associates Inc.          100%               Connecticut

          Manor House, Inc.                    100%               Delaware

          Northeast Consolidated Inc.          100%               Vermont

          Riverside Water Works Inc.           100%               Vermont

          Ethan Allen Foreign Sales
            Corporation                        100%               U.S. Virgin
                                                                  Islands

                                                                   SCHEDULE 3.09

                                     LITIGATION

            None.

                                                                   SCHEDULE 3.17

                                ENVIRONMENTAL MATTERS



            Environmental Matters addressed in:

            3.17(a)        No exceptions
            3.17(b)        No exceptions
            3.17(c)        No exceptions
            3.17(d)        No exceptions, except as disclosed in Schedule 3.09

                                                                   SCHEDULE 3.18

                                      INSURANCE

            1. Comprehensive General Liability insurance on an "occurrence" basis, including but not limited to, the following coverages: premises/operations; explosion and collapse hazard; products/completed operations; broad form property damage; blanket contractual liability; independent contractor's and personal injury. Limits are no less than $1,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence subject to a $1,000,000 annual aggregate for Products and Completed Operations. Such insurance policy may have a deductible or self insured retention of not greater than $250,000 each occurrence.

            2. Automobile Liability insurance, including, but not limited to, coverage for owned, non-owned and hired automobiles with limits of no less than $1,000,000 per occurrence. Appropriate no-fault insurance provisions. Such insurance policy may have a deductible or self insuring retention of not greater than $250,000 per occurrence.

            3. Workers Compensation insurance and any other forms of insurance with the Borrower is required by law to provide providing statutory benefits covering losses resulting from injury, sickness, disability or death of the employees of the Borrower. Such insurance policy may have a deductible or self insured retention of not greater than $250,000 per occurrence.

            4. Employers Liability coverage with limits no less than $1,000,000 per occurrence per employee or per accident. Such insurance policy may have a deductible or self insured retention of not greater than $250,000 per occurrence.

            5. Umbrella Excess Liability insurance on an "occurrence" basis providing coverage not less than $10,000,000 per occurrence over and above the coverage provided by the policies described in above paragraphs (1), (2) and (3).

            6. Property Coverage, including direct damage and business interruption, on an "all risk" replacement cost basis in an amount no less than $622,265,000 for all locations other than stores, and $2,500,000 per store. All Risk coverage shall include, but not be limited to, loss or damage by fire, lightning, windstorm, hail explosion, riot, civil commotion, aircraft, vehicles, smoke, earthquake, flood and the periods covered by blanket boiler and machinery insurance. Such insurance may have a deductible or self insured retention not greater than $100,000 each occurrence or an annual aggregate deductible of $150,000.

            7. Directors & Officers liability coverage, including both Corporate Indemnity and Personal Reimbursement coverage, shall be carried with a minimum limit of $10,000,000. Corporate Reimbursement retention shall not exceed, with respect to the $10,000,000 limit, an amount of $350,000, or, with respect to the $5,000,000 IPPO sublimit, an amount of $750,000.

            8. Crime coverage, including employee fidelity, on-premises and off-premises coverage, in the amount of $5,000,000 for the employee fidelity and $1,000,000 for each of the premises exposures. Such insurance may have a deductible or self insured retention not greater than $25,000.

                                                                   SCHEDULE 3.20
                                    REAL PROPERTY

                                                             Form of
    Location Title Number (Type of Property)                 Ownership
    ----------------------------------------                 ---------

    1. Title No. N9300-1073(2)                              Fee
       Danbury, Connecticut (headquarters and store)
       Fairfield County

    2. Title No. N9300-1073(3)                              Fee
       Newton, Connecticut (distribution warehouse and home
         delivery center)
       Fairfield County

    3. Title No. N9300-1073(4)                              Fee
       Plant City, Florida (home delivery center)
       Hillsborough County

    4. Title No. N9300-1073(5)                              Fee
       Dahlonega, Georgia (manufacturing facility)
       Lumpkin County

    5. Title No. N9300-1073(6)                              Fee
       Kentland, Indiana (distribution warehouse)
       Newtown County

    6. Title No. (See N9300-1073(37) (below)                Fee
       Whiteside City, Illinois (manufacturing facility)
       Whiteside County
       (FOR SALE)

    7. Title No. N9300-1073(8)                              Fee (Property owned
       Andover, Maine (manufacturing facility)                   by Andover Wood
       Oxford County                                             Products, Inc.)

    8. Title No. N9300-1073(10)                             Fee
       South Ashburnham, Massachusetts (manufacturing facility)
       Worcester County
       (FOR SALE)

    9. Title No. N9300-1073(11)                             Fee
       Livonia, Michigan (store)
       Wayne County

    10. Title No. N9300-1073(13)                            Fee
        Passaic, New Jersey (manufacturing facility and distribution warehouse)
        Passaic County

                                                             Form of
    Location Title Number (Type of Property)                 Ownership
    ----------------------------------------                 ---------

    11. Title No. N9300-1073 (15)                            Fee
        Asheville (Woodfin), North Carolina
        (manufacturing facility and office building)
        Buncombe County

    12. Title No. N9300-1073(15)                             Fee
        Old Fort (Pine Valley), North Carolina
        (manufacturing facility and distribution warehouse)
        McDowell County

    13. Title No. N9300-1073(17)                             Fee
        Greensboro, North Carolina (store)
        Guilford County
        (FOR SALE)

    14. Title No. N9300-1073(19)                             Fee
        Maiden, North Carolina (manufacturing facility and distribution warehouse)
        Catawba County

    15. Title No. N9300-1073(20)                             Fee
       Union City, Pennsylvania (manufacturing facility)
       Erie County

    16. Title No. N9300-1073(21)                             Fee
        Bridgewater, Virginia (manufacturing facility)
        Rockingham County

    17. Title No.                                            Fee
        Barton, Vermont (manufacturing facility and distribution warehouse)
        Orleans County

    18. Title No. N9300-1073(23)                             Fee
        Randolph, Vermont (main manufacturing facility)
        Orange County

    19. Title No. N9300-1073(24)                             Fee
       Randolph, Vermont (manufacturing facility)
       Orange County
       (FOR SALE)

                                                             Form of
    Location Title Number (Type of Property)                 Ownership
    ----------------------------------------                 ---------


    20. Title No. N9300-1073(25)                             Fee
        Morgantown, West Virginia (store)
        Monrongalia County

    21. Title No. N9300-1073(26)                             Fee
        East Palestine, Ohio (manufacturing facility)
        Columbia County

    22. Title No. N9300-1073(27)                             Fee
        Boonville, New York (manufacturing facility)
        Oneida County

    23. Title No. N9300-1073(28)                             Fee
        Frewsburg, New York (manufacturing facility)
        Chautauqua County

    24. Title No. N9300-1073(29)                             Fee
        Mayville (Falconer), New York (manufacturing facility and distribution warehouse)
        Chautauqua County

    25. Title No. N9300-1073(30)                             Fee (Property owned
        Morganton, North Carolina (manufacturing                 by Knob Creek,
        facility) Burke County                                   Inc.)
        (FOR SALE)

    26. Title No. N9300-1073(31)                             Fee
        Spruce Pine, North Carolina (manufacturing facility) Mitchell County

    27. Title No. N9300-1073(32)                             Fee
        Eldred, Pennsylvania (manufacturing facility)
        McKean County

    28. Title No. N9300-1073(33)                             Fee
        Beecher Falls, Vermont (manufacturing facility and distribution warehouse)
        Essex County

    29. Title No. N9300-1073(46)                             Fee
        Stewartstown, New Hampshire (vacant land)
        Coos County

                                                             Form of
    Location Title Number (Type of Property)                 Ownership
    ----------------------------------------                 ---------


    30. Quebec, Canada (land only)                           Fee  (Part of
                                                                  Beecher Falls,
                                                                  Vermont site)

    31. Title No. N9300-1073(34)                             Fee
        Island Pond, Vermont (Brighton) (manufacturing facility) Essex County

    32. Title No. N9300-1073(35)                             Fee
        Atoka, Oklahoma (manufacturing facility and distribution warehouse)
        Atoka County

    33. Title No. N9300-1073(39)                             Fee
        Birmingham, Alabama (Lot 2A) (vacant land)
        Jefferson County
        (FOR SALE)

    34. Title No. N9300-1073(40)                             Fee
        Coral Springs, Florida (vacant land)
        Broward County
        (FOR SALE)

    35. Title No. N9300-1073(41)                             Fee
        Dudley, Massachusetts (manufacturing facility)
        Worcester County

    36. Title No. N9300-1073(45)                             Fee
        Middleburg Heights, Ohio (store)
        Grand Forks County

    37. Melbourne, Florida (store)                           Fee
        Brevard County

    38. Orlando, Florida (store)                             Fee
        Orange County

    39. Danbury, Connecticut (Ethan Allen Inn -- hotel)      Fee (Property owned
        Fairfield County                                          by Lake Avenue
                                                                  Associates
                                                                  Inc.)

    40. Kennesaw, Georgia (Store)                            Fee
        Cobb County

    41. Kansas City, Kansas (Store)                          Fee
        Johnson County

                                                             Form of
    Location Title Number (Type of Property)                 Ownership
    ----------------------------------------                 ---------


    42. North Point, Georgia (Store)                         Fee
        Fulton County

    43. Grand Blanc, Michigan (Store)                        Fee
        Genessen County

                                                                   SCHEDULE 6.01

                                EXISTING INDEBTEDNESS


     All of the Indebtedness listed under items 1-3 below may be refinanced or renewed in accordance with Section 6.01(d) of the Credit Agreement.

      1. Ethan Allen Inn Mortgage loan in a principal amount outstanding not exceeding $1,659,085 as of March 10, 1995.

      2. Melbourne and Orlando, Florida, Stores Mortgage loan in a principal amount outstanding not exceeding $278,015 as of March 10, 1995.

      3. Grand Blanc, Michigan, Store Mortgage loan in a principal amount outstanding not exceeding $170,361 as of March 10, 1995.

                                                                  SCHEDULE 6.02

                                   EXISTING LIENS


       All of the Liens set forth in items 1 through 3 below may be renewed or extended subject to Section 6.01(d) of this Agreement.

       1. (See Schedules 4(A) and 4(B) to the Perfection Certificate, Annex 2 to the Security Agreement)

       2. Permitted Encumbrances as set forth in that title insurance policy or title commitment delivered with respect to each Mortgaged Property.

       3. Liens  securing  the  Indebtedness  described  in items 1 through 3 of
          Schedule 6.01 to this Agreement.

                                                                   SCHEDULE 6.04

                                EXISTING INVESTMENTS


       1. Ownership of the Subsidiaries as set forth in Schedule 3.08.

       2. 50% limited partnership interest in EA-JB Properties, a Florida partnership.